Exhibit 2.1



                            ASSET PURCHASE AGREEMENT
                            ------------------------


         This ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of September 21, 1998, is by and between ANICOM, INC., a Delaware corporation ("ANICOM"), ANICOM MULTIMEDIA WIRING SYSTEMS INCORPORATED, a Nova Scotia company and a wholly-owned subsidiary of ANICOM ("ANICOM ACQUISITION CN"; ANICOM and ANICOM ACQUISITION CN are sometimes referred to herein collectively as the "ANICOM ENTITIES" and each individually as an "ANICOM ENTITY"), TEXCAN CABLES INC., a Nevada corporation ("TEXCAN CABLE"), TEXCAN CABLES INTERNATIONAL, INC., a Nevada corporation and a wholly-owned subsidiary of TEXCAN CABLE ("TEXCAN INTERNATIONAL" and, together with TEXCAN CABLE, "TEXCAN U.S."), and TEXCAN CABLES LIMITED, a Canadian corporation ("TEXCAN CN"; TEXCAN CABLE, TEXCAN INTERNATIONAL and TEXCAN CN are sometimes referred to herein collectively as the "TEXCAN ENTITIES" and each individually as a "TEXCAN ENTITY"). Capitalized terms used, but not otherwise defined, herein shall have the meanings set forth in
Section 11 hereof.


                              PRELIMINARY RECITALS:

         WHEREAS,   the  TEXCAN   ENTITIES   are  engaged  in  the  business  of
distributing wire, data and cable products (the "Business").

         WHEREAS, the TEXCAN ENTITIES desire to sell to the ANICOM ENTITIES and the ANICOM ENTITIES desire to purchase from the TEXCAN ENTITIES, substantially all of the assets of the TEXCAN ENTITIES used in, or relating to the conduct of, the Business as presently conducted, upon the terms and subject to the conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the mutual covenants of the parties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


1.       Sale and Purchase of the Purchased Assets.

         1.1 Purchased Assets. On the terms and subject to the conditions hereinafter set forth, as of 5:00 p.m. (Vancouver time) on the Closing Date (the "Closing Time"), the TEXCAN ENTITIES shall sell, convey, transfer, assign and deliver to the ANICOM ENTITIES, free and











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clear of all  Encumbrances  other than  Permitted  Encumbrances,  and the ANICOM
ENTITIES shall purchase from the TEXCAN ENTITIES, all of the TEXCAN ENTITIES' right, title and interest in and to all property and assets used in the conduct of the Business, as presently conducted by the Texcan Entities, wherever located (collectively, the "Purchased Assets"), including, but not limited to, the following:

                  (a) Tangible Personal Property. All fixed assets, fixtures, equipment, machinery, tools, vehicles (whether or not registered under motor vehicle registration laws), furniture, office furniture and equipment, engineering and quality control drawings, plans, specifications, packaging and weighing machines, leasehold improvements which by the terms of the leases for the Business Real Estate (as defined in Section 4.14) are removable from the property and other similar personal property of one or more of the TEXCAN ENTITIES (collectively, the "Tangible Personal Property");

                  (b) Inventories. All inventory of one or more of the TEXCAN ENTITIES, including, but not limited to, raw materials, work-in-process, finished goods, merchandise for resale and spare parts (collectively, the "Inventory");

                  (c) Accounts Receivable. All accounts receivable, notes or other evidences of indebtedness of any Person held by one or more of the TEXCAN ENTITIES;

                  (d) Deposits, Prepaid Assets and Expenses and Supplies. All deposits and other prepaid assets and expenses and all uniforms, equipment, office, operating, factory, marketing and other supplies of one or more of the TEXCAN ENTITIES;

                  (e) Contract and Franchise Rights. To the extent assignable or transferable, all Assigned Contracts (as defined in Section 4.13)
         (including, but not limited to, the TEXCAN ENTITIES' right, title, interest and obligations under all real estate leases for the Business Real Estate specified on Schedule 4.14(a) as being assigned to and assumed by the ANICOM ENTITIES, but excluding all Scheduled Plans (as defined in Section 4.23);

                  (f) Intellectual Property. Any and all Intellectual Property owned, held or used by one or more of the TEXCAN ENTITIES;

                  (g) Records. All records, files, documents and papers of one or more of the TEXCAN ENTITIES, including, but not limited to, financial statements, journals, ledgers, correspondence, customer and supplier records, employment records (for current employees only) and books of account, but excluding all tax records, records maintained by the TEXCAN ENTITIES' accountants and attorneys and records relating to Excluded Assets (as defined in Section 1.2) and Excluded Liabilities (as defined in Section 3.2), original copies of which will be maintained by the TEXCAN ENTITIES (i) with respect to TEXCAN U.S. for seven (7) years from the end of the year to which they relate and







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         (ii) with  respect  to TEXCAN CN for six (6) years from  the end of the year to which they relate and made accessible to the ANICOM ENTITIES during business hours upon reasonable notice.

                  (h) Licenses, Permits and Approvals. To the extent assignable, all permits, licenses, approvals and authorizations by or of any Government Entities held by one or more of the TEXCAN ENTITIES and required for the conduct of the Business or in connection with the ownership of the Purchased Assets;

                  (i) Claims. All causes of action, claims, rights of recovery and set-off of every kind and character pertaining or relating to the Business or the Purchased Assets (including, but not limited to, all insurance, warranty and condemnation proceeds received after the Closing Date with respect to damage, destruction or loss of any Purchased Assets) and, to the extent assignable, the right to litigate or pursue such causes of action, claims, rights or recovery and set-off in the TEXCAN ENTITIES' names, at the ANICOM ENTITIES' cost;

                  (j) Non-Competition and Non-Solicitation Covenants. To the extent permissible under applicable Legal Requirements, and subject to the terms of Section 6.1 and 6.2, all non-competition and non-solicitation covenants held by, or for the benefit of, one or more of the TEXCAN ENTITIES restricting or binding the employees or sales agents of one or more of the TEXCAN ENTITIES;

                  (k) Name and Goodwill. The name "TEXCAN" and all combinations and variations thereof, and, any other names utilized in the Business, together with all goodwill associated therewith and with the Business; and

                  (l) Cash and Cash Equivalents. All cash and cash equivalents of one or more of the TEXCAN ENTITIES.

         1.2 Excluded Assets. All of the property and assets of one or more of the TEXCAN ENTITIES which are not included in the Purchased Assets (collectively, the "Excluded Assets") shall be retained by the TEXCAN ENTITIES and shall not be sold and transferred to the ANICOM ENTITIES hereunder. The Excluded Assets include, but are not limited to, the following:

                  (a) Organizational Records. The formal corporate records of one or more of the TEXCAN ENTITIES, including any records having exclusively to do with the corporate organization of the TEXCAN ENTITIES;

                  (b) Rights Pursuant to or Under This Agreement. The rights of the TEXCAN ENTITIES pursuant to or under this Agreement or any of the Transaction Documents (as defined in Section 3.2)














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                  (c) Tax Records.  The tax records, Tax Returns and all related work papers of one or more of the TEXCAN ENTITIES;

                  (d) Contracts. All Contracts of one or more of the TEXCAN ENTITIES other than the Assigned Contracts;

                  (e) Scheduled Plans. All Scheduled Plans of one or more of the TEXCAN ENTITIES;

                  (f) Investments of TEXCAN ENTITIES. All investments made by the TEXCAN ENTITIES including those described in the footnotes to the TEXCAN Financial Statements or set forth on Schedule 1.2, including, without limitation, all issued and outstanding capital stock of TEXCAN CABLE owned by TEXCAN CN, all issued and outstanding capital stock of TEXCAN INTERNATIONAL owned by TEXCAN CABLE and any investments in films or software products;

                  (g) Intercompany Receivables. All amounts owing from one or more TEXCAN ENTITIES or their respective Related Persons to another one or more TEXCAN ENTITIES or their respective Related Persons.

                  (h) Income and Capital Tax Installments and Receivables. All amounts owing to one or more of the TEXCAN ENTITIES from any Government Entity in relation to income and capital taxes arising from installment payments, assessments, reassessments or any other reason; and

                  (i) Rights or Claims. Any rights or claims of one or more of the TEXCAN ENTITIES or their respective Related Persons against any former shareholders or other securities holders thereof.

2.       Purchase Price.

         2.1 Purchase Price. The purchase price (the "Purchase Price") to be paid by the ANICOM ENTITIES to the TEXCAN ENTITIES for the Business and the Purchased Assets shall be as set forth below, subject to adjustment pursuant to
Section 2.2 below:

                  (a) an amount equal to (i) U.S.$39,000,000, minus (ii) the Permitted Bank Indebtedness as of August 31, 1998 (the "Effective Date"), stated in U.S. Dollars with Canadian Dollars converted at the Bank of Canada exchange rate, as announced by the Bank of Canada at noon on the Business Day immediately prior to the Closing Date (the "Effective Date Permitted Bank Indebtedness"). At the Closing, the ANICOM ENTITIES shall pay to the TEXCAN ENTITIES an amount (the "Cash Payment") equal to (i) U.S.$39,000,000, minus U.S.$11,781,498, which amount represents the parties estimate of the Effective Date Permitted Bank Indebtedness (the "Estimated Permitted Bank Indebtedness"), by wire transfer of immediately available funds to an account or
















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



         accounts of the TEXCAN ENTITIES at a bank or banks specified by TEXCAN CN in wire transfer instructions. To the extent that the Estimated Permitted Bank Indebtedness exceeds the amount required to pay out the net liability of the TEXCAN ENTITIES to CIBC according to the Payment Letter delivered to Anicom pursuant to Section 8.2(h), such excess shall be paid to TEXCAN to be used to honor and clear checks written by the Texcan Entities on or prior to the Closing Date to pay obligations which form part of the Assumed Liabilities (the "Outstanding Check Funds"). On October 30, 1998, any amount of Outstanding Check Funds remaining will be returned to Anicom.

                  (b) 1,403,509 shares of ANICOM common stock, par value U.S.$.001 per share (the "Common Shares"), payable at the Closing.

                  (c) 20,000 shares of ANICOM Series B convertible preferred stock, par value U.S.$.01 per share, bearing the terms and conditions set forth in the Certificate of Designations, Rights and Preferences attached hereto as Exhibit A (the "Preferred Shares" and, together with the Common Shares, the "Purchase Shares"), payable at the Closing, subject to the provisions of Section 2.1(d).

                  (d) Of the Purchase Price described in clause (c) above, the parties agree that 5,000 Preferred Shares shall be delivered at the Closing to Harris Trust and Savings Bank, as escrow agent ("Harris"), pursuant to the terms of an Escrow Agreement in form and substance substantially similar to Exhibit B hereto (the "Escrow Agreement").


         2.2      Purchase Price Adjustment.

                  (a) Net Purchased Assets. The calculation of the Purchase Price is based upon the assumption that, as calculated under Canadian GAAP, the TEXCAN Notional Equity (as defined below) as of the Effective Date will equal or exceed U.S.$20,458,000. The term "TEXCAN Notional Equity" shall mean an amount stated in U.S. Dollars with Canadian Dollars converted at the Bank of Canada exchange rate, as announced by the Bank of Canada at noon on the Business Day immediately prior to the Closing Date, equal to (i) the book value of the Purchased Assets of the TEXCAN ENTITIES, on a combined basis, minus (ii) the book value of the Assumed Liabilities, each as of the Effective Date and as determined in accordance with Canadian GAAP (excluding any severance, termination or other special costs arising as a result of the Closing). For purposes of this determination, the parties agree that cash and cash equivalents will constitute, and be deemed to constitute, a contra-liability included in the Permitted Bank Indebtedness as of the Effective Date and, therefore, an Assumed Liability and will not constitute, or be deemed to constitute a Purchased Asset.

                  (b) Closing Statement and September Income Statement. As promptly as practicable, but no later than sixty (60) days after the Closing Date, TEXCAN CN shall, at the equally shared expense of the







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         ANICOM ENTITIES, on the one hand, and the TEXCAN ENTITIES, on the other hand, cause to be prepared and delivered to ANICOM (i) a combined statement of the TEXCAN Notional Equity as of the Effective Date
         (the  "Closing   Statement"),   which   Closing   Statement   shall  be
         complete and correct in all material respects, consistent with the TEXCAN ENTITIES' books and records and past practices and fairly present the Purchased Assets and Assumed Liabilities, on a combined basis, as of the Effective Date, all in accordance with Canadian GAAP and the definition of TEXCAN Notional Equity set forth above and including any year-end adjustments or accruals with respect to that portion of the TEXCAN ENTITIES' fiscal year ending on the Effective Date as if the Effective Date were a fiscal year end, (ii) an audit report of KPMG on the balance sheet of each of TEXCAN CN and TEXCAN U.S. and an unqualified audit report of KPMG on the Closing Statement, all as of the Effective Date, (iii) an unaudited, combined statement of income for the month ended September 30, 1998 reflecting the results of operations of the TEXCAN ENTITIES arising from or related to the Purchased Assets through and including the Closing Date and the results of operations of the ANICOM ENTITIES arising from or relating to the Purchased Assets from the Closing Date through and including September 30, 1998 (excluding therefrom any costs or extraordinary or special items incurred by the ANICOM ENTITIES in connection with or resulting
         from  this  Agreement  and  the   consummation   of  the   Contemplated
         Transactions, including, but not limited to, transaction costs and severance and termination costs) (the "September Income Statement" and
         (iv) a summary of receipts and disbursements related to the Excluded Assets, the Excluded Liabilities, share capital and dividends and any payments by or from any of the TEXCAN ENTITIES to or from any Related Person for the period from September 1, 1998 through the Closing Date (the "Summary of Excluded Receipts and Disbursements" and, together with the Closing Statement and the September Income Statement, the "Statements") and the unqualified audit report of KPMG thereon. If ANICOM disagrees with the calculation of the TEXCAN Notional Equity, the September Income Statement or the Summary of Excluded Receipts and Disbursements contained in the Statements, ANICOM shall notify TEXCAN CN in writing of such disagreement within thirty (30) days after the date on which ANICOM received the Statements, which written notice shall specify the nature of the dispute and shall provide in reasonable detail the facts or accounting principles upon which such dispute is based. Thereafter, ANICOM and TEXCAN CN shall attempt in good faith to resolve such disagreement with respect to the Statements.

                  (c) Dispute Resolution. If TEXCAN CN and ANICOM are unable to resolve any disagreement within twenty (20) days after TEXCAN CN's receipt of such notice of disagreement, either TEXCAN CN or ANICOM may give notice (an "Expert Notice") to the other party of an intent to submit such disagreement to a certified independent public accounting firm that is nationally recognized in Canada (the "Independent Accounting Firm") and mutually agreeable to TEXCAN CN and ANICOM. If TEXCAN CN and ANICOM cannot agree upon the Independent Accounting Firm within twenty (20) days after delivery of the Expert Notice, the Independent Accounting Firm shall be selected by lot from among Arthur Andersen, Ernst & Young and Deloitte & Touche. The dispute shall be immediately submitted by TEXCAN CN and ANICOM to the









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         Independent  Accounting  Firm for  resolution  of such  dispute  within twenty (20) days after submission to the Independent Accounting Firm. At the time of the submission of such dispute to the Independent Accounting Firm for resolution, ANICOM shall file with the Independent Accounting Firm a written statement of its position with regard to any matters in dispute, at which time TEXCAN CN shall have ten (10) days to respond in writing to ANICOM's position. Upon receipt of such written
         position   statements  from  ANICOM  and  TEXCAN  CN,  the  Independent
         Accounting Firm shall resolve the dispute in accordance with Canadian GAAP and the provisions of this Agreement, and neither ANICOM nor TEXCAN CN shall have the right to submit, and the Independent Accounting Firm shall not accept or review, additional written position statements. The decision of the Independent Accounting Firm shall be final and binding upon all parties hereto. Each party shall bear its own expenses, including expenses of its accountants and attorneys in connection with the resolution of any such dispute, and the fees and expenses of the Independent Accounting Firm shall be shared equally by the ANICOM ENTITIES, on the one hand, and the TEXCAN ENTITIES, on the other hand.

                  (d)      Adjustment to Purchase Price.

                           (i) If and to the  extent  that the  TEXCAN  Notional
                  Equity as of the Effective Date (as ultimately determined in accordance with this Section 2.2) is less than U.S.$20,458,000, then the ANICOM ENTITIES shall be entitled to a corresponding dollar for dollar reduction in the Purchase Price, and the TEXCAN ENTITIES shall, within five Business Days after the final resolution of any dispute with respect to the Statements, pay to the ANICOM ENTITIES by bank or certified check or wire transfer an amount equal to the difference between U.S.$20,458,000 and the TEXCAN Notional Equity.

                           (ii) If and to the extent  that the  TEXCAN  Notional
                  Equity as of the Effective Date (as ultimately determined in accordance with this Section 2.2) exceeds U.S.$20,458,000, then the TEXCAN ENTITIES shall be entitled to a corresponding dollar for dollar increase in the Purchase Price, and the ANICOM ENTITIES shall, within five Business Days after the final resolution of any dispute with respect to the Statements, pay to the TEXCAN ENTITIES by bank or certified check or wire transfer an amount equal to the difference between U.S.$20,458,000 and the TEXCAN Notional Equity.

                           (iii) If and to the extent that the September  Income
                  Statement reflects any net income before tax, then the TEXCAN ENTITIES shall be entitled to an increase in the Purchase Price, and the ANICOM ENTITIES shall, within five Business Days after the final resolution of any dispute with respect to the Statements, pay to the TEXCAN ENTITIES by bank or certified check or wire transfer an amount equal to the product of such net income multiplied by a fraction equal to the number of days from September 1, 1998 through and including the Closing Date divided by 30.







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                           (iv)  If  and to  the  extent  that  the  Summary  of
                  Excluded Receipts and Disbursements reflects net disbursements of cash for the period from September 1, 1998 through the Closing Date, then the ANICOM ENTITIES shall be entitled to a corresponding dollar for dollar decrease in the Purchase Price, and the TEXCAN ENTITIES shall, within five Business Days after the final resolution of any dispute with respect to the Statements, pay to the ANICOM ENTITIES by bank or certified check or wire transfer an amount equal to such net disbursements of cash. Alternatively, if and to the extent that the Summary of Excluded Receipts and Disbursements reflects net receipts of cash for the period from September 1, 1998 through the Closing Date, then the TEXCAN ENTITIES shall be entitled to a corresponding dollar for dollar increase in the Purchase Price, and the ANICOM ENTITIES shall, within five Business Days after the final resolution of any dispute with respect to the Statements, pay to the TEXCAN ENTITIES by bank or certified check or wire transfer an amount equal to such net receipts of cash.

                           (v)  Any  adjustment  in  the  Purchase  Price  under
                  Section 2.2(d) shall be allocated first to the Purchase Price payable for the Purchased Assets sold by TEXCAN CN to ANICOM ACQUISITION CN and second to the Purchase Price payable for the Purchased Assets sold by TEXCAN U.S. to ANICOM.

         2.3. Permitted Bank Indebtedness Adjustment. If and to the extent that the Effective Date Permitted Bank Indebtedness, as set forth in the Closing Statement, exceeds the Estimated Permitted Bank Indebtedness, then the TEXCAN ENTITIES shall, within five business days after the ultimate determination of the Effective Date Permitted Indebtedness, pay to the ANICOM ENTITIES by bank or certified check or wire transfer an amount equal to such excess. Alternatively, if and to the extent that the Estimated Permitted Bank Indebtedness exceeds the Effective Date Permitted Bank Indebtedness, as set forth in the Closing Statement, then the ANICOM ENTITIES shall, within five business days after the ultimate determination of the Effective Date Permitted Indebtedness, pay to the TEXCAN ENTITIES by bank or certified check or wire transfer an amount equal to such excess.

         2.4 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets and the TEXCAN ENTITIES in accordance with Schedule
2.4 and Section 2.2(d)(v). The parties hereby irrevocably agree to make all filings under the U.S. Code (including, but not limited to, Section 1060 thereof) and the Canadian Tax Act consistent with such allocation of the Purchase Price and to refrain at all times hereafter from taking any position, either in relation to, or in dealings with, the United States Internal Revenue Service (the "IRS"), Revenue Canada or any other Government Entity or otherwise, which is inconsistent in any respect with such allocation of the Purchase Price.







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         2.5      Canadian Federal and Provincial Taxes.

                  (a) GST Election. TEXCAN CN and ANICOM ACQUISITION CN will on or before the Closing Date jointly execute elections, in the prescribed form and containing the prescribed information, to have subsections 167(1.1) of the Excise Tax Act (Canada) and Section 75 of An Act Respecting Quebec Sales Tax apply to the sale and purchase of the Purchased Assets hereunder so that no tax is payable in respect of such sale and purchase under Part IX of the Excise Tax Act (Canada) or under An Act Respecting Quebec Sales Tax. ANICOM ACQUISITION CN will file such elections with the appropriate authority within the time prescribed for doing so by the particular statute and, for greater certainty, such requirement constitutes an obligation for the purposes of Section 10.3 of this Agreement.

                  (b) Accounts Receivable. TEXCAN CN and ANICOM ACQUISITION CN agree to make a joint election in the prescribed form under Section 22 of the Canadian Tax Act as to the sale of the accounts receivable of TEXCAN CN to ANICOM ACQUISITION CN hereunder and to designate in such election an amount equal to the portion of the Purchase Price allocated to such accounts receivable of TEXCAN CN pursuant to Section 2.4.

3.       Limited Assumption of Liabilities and Contracts.

         3.1 Assumed Liabilities. From and after the Closing Time, the ANICOM ENTITIES will assume and agree to pay, defend, discharge and perform as and when due according to their terms (i) any Permitted Bank Indebtedness as of the Closing Time, (ii) any outstanding trade accounts payable of one or more of the TEXCAN ENTITIES incurred in the ordinary course of business and payable to Persons other than any of the TEXCAN ENTITIES or their respective Related Persons (the "Accounts Payable"), (iii) any Assigned Contracts (including, but not limited to, any real estate leases for the Business Real Estate and personal property leases and intellectual property licenses used in the Business), (iv) any Specified Liabilities (as hereinafter defined), (v) any Employment Obligations, (vi) all other liabilities of one or more of the TEXCAN ENTITIES incurred in the ordinary course of business with Persons, other than with any of the TEXCAN ENTITIES or their respective Related Persons, and which are either
(A) accruable in the ordinary course of business in accordance with Canadian GAAP (including, without limitation, Taxes on items other than income or capital that arose in the ordinary course of business and are not yet due and payable, customer deposits and accrued but unpaid wages, bonuses, benefits and vacation and sick pay payable to all of the current employees of one or more of the TEXCAN ENTITIES (other than Ronald Stern and Kevin Karr) or (B) executory or contingent in nature (including outstanding purchase orders) and (vii) any other liabilities expressly contemplated to be assumed by the ANICOM ENTITIES hereby. For purposes of this Agreement, any liabilities and obligations to be assumed by the ANICOM ENTITIES pursuant to this Section 3.1 are referred to collectively as the "Assumed Liabilities."

         3.2 Excluded Liabilities. Notwithstanding anything to the contrary contained in this Agreement or any other agreement or certificate being delivered pursuant to this Agreement (collectively, the "Transaction Documents"), and regardless of whether such liability is disclosed in this Agreement, in any of the Transaction Documents or on any Schedule or Exhibit hereto or thereto, none of the ANICOM ENTITIES shall assume or agree to pay, defend, discharge or perform or in any manner be responsible for any Excluded Liabilities. As used herein, the term "Excluded Liabilities" means any and all debts, liabilities or obligations of one or more of the TEXCAN ENTITIES other than the Assumed Liabilities described in Section 3.1. The "Excluded Liabilities" include, but are not limited to, (a) any income or capital Tax liabilities or obligations, (b) except as otherwise contemplated herein, any Claims arising out of or relating to the conduct of one or more of the TEXCAN ENTITIES at any time after the Closing Time, (c) any liabilities whatsoever relating, directly or indirectly, to any Excluded Assets, (d) any liabilities or obligations of one or more of the TEXCAN ENTITIES or their respective Related Persons to the other TEXCAN ENTITIES or their respective Related Persons (e) any liabilities or obligations of one or more of the TEXCAN ENTITIES to any former shareholders or other securities holders thereof and (f) any liabilities or obligations of one or more of the TEXCAN ENTITIES with respect to indebtedness or other obligations or liabilities of Related Persons including, without limitation, any guaranties or security agreements (collectively, the "Third Party Guaranties").

4. Representations and Warranties of the TEXCAN ENTITIES. Each of the TEXCAN ENTITIES jointly and severally represents and warrants to and agrees with each of the ANICOM ENTITIES, as follows:

         4.1 Organization; Good Standing; Qualification. Each of the TEXCAN ENTITIES is a corporation duly organized and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on the Business as now conducted and to own, hold under lease, or otherwise possess or use the properties and assets that it purports to own, hold under lease, or otherwise possess or use (including, but not limited to, the Purchased Assets), and to perform all its obligations under the Contracts to which it is a party or by which it is bound (including, but not limited to, the Assigned Contracts). To the TEXCAN ENTITIES' Knowledge, each of the TEXCAN ENTITIES is qualified or licensed to do business as a foreign corporation or otherwise in the jurisdictions in which it conducts business. The TEXCAN ENTITIES have delivered to the ANICOM ENTITIES complete copies of the Organizational Documents of each of the TEXCAN ENTITIES, as currently in effect.
Schedule 4.1 contains a complete and accurate list of the current directors and officers of each of the TEXCAN ENTITIES.

         4.2 Corporate Authorization. Each of the TEXCAN ENTITIES has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other agreements contemplated by this Agreement to which each such TEXCAN ENTITY is or will be a party (the "Other TEXCAN Documents"). The execution, delivery and performance of this Agreement and the Other TEXCAN Documents by each of the TEXCAN ENTITIES have been duly authorized by all necessary corporate action and no other corporate act or proceeding on the part of any of the TEXCAN ENTITIES or their shareholders or Boards of Directors is necessary to authorize the execution, delivery or performance by each of the TEXCAN ENTITIES of this Agreement or the Other TEXCAN Documents. This Agreement is, and upon execution and delivery thereof at the Closing, the Other TEXCAN Documents will be, the legal, valid and binding obligation of each of the TEXCAN ENTITIES, enforceable against each of the TEXCAN ENTITIES in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of the court.

         4.3 No Violation. Except as set forth on Schedule 4.3, the execution, delivery and performance by each of the TEXCAN ENTITIES of this Agreement and the Other TEXCAN Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not, directly or indirectly:

                  (a) contravene, conflict with or result in (with or without notice or lapse of time) a material violation or breach of (i) any provision of the Organizational Documents of any of the TEXCAN ENTITIES; (ii) any resolution adopted by the shareholders or Boards of Directors of any of the TEXCAN ENTITIES; (iii) any Legal Requirement or any order to which any of the TEXCAN ENTITIES, or any of the assets owned or used by any of the TEXCAN ENTITIES, may be subject, or give any Government Entity or other Person the right (with or without notice or lapse of time) to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any such Legal Requirement or order; (iv) any of the terms or requirements of, or give any Government Entity the right (with or without notice or lapse of time) to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any of the TEXCAN ENTITIES or that otherwise relates to the Business or any of the Purchased Assets; or (v) other than the Assigned Contracts which require the prior Consent of a third Person for their assignment and, to the TEXCAN ENTITIES' Knowledge, any provision of, or give any Person the right (with or without notice or lapse of time) to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract of any of the TEXCAN ENTITIES, in each case for purposes of this clause (v) which would have a TEXCAN MATERIAL ADVERSE EFFECT; or

                  (b) result in (with or without notice or lapse of time) the imposition or creation of any Encumbrance (other than a Permitted Encumbrance) upon or with respect to any of the Purchased Assets.

         4.4   Consents.   Except  for   filings   under  or  with   respect  to
Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the Canadian Competition Act (the "Competition Act") (collectively, the "Government Filings") and other than any consent necessary to assign or transfer any of the Purchased Assets (including, without limitation, the

Assigned Contracts) (the "TEXCAN Consents"), no Consent of, or declaration, notice, filing or registration with, any court, Government Entity or other Person is required to be made or obtained by any of the TEXCAN ENTITIES in connection with the execution, delivery and performance by the TEXCAN ENTITIES of this Agreement, the Other TEXCAN Documents and the Contemplated Transactions under the provisions of any Legal Requirement, court order or decree, or in order to prevent a breach of, or a default under, or a termination or modification of, any Assigned Contract or Permit (as defined in Section 4.16) relating to the Business, to which any of the TEXCAN ENTITIES or the Purchased Assets is subject or bound.

         4.5      [Intentionally Omitted]

         4.6 Books and Records. The books of account of the TEXCAN ENTITIES, which have been made available to the ANICOM ENTITIES, are complete and correct in all material respects.

         4.7 Financial Statements. The TEXCAN ENTITIES have furnished the ANICOM ENTITIES with the audited, consolidated balance sheets as at March 31, 1997 and 1998 and consolidated statements of earnings, retained earnings and changes in financial position of, TEXCAN CN for the years ended March 31, 1996, 1997 and 1998 and the unaudited balance sheet, statement of income and statement of changes in financial position of TEXCAN CN, as of and for the three months ended June 30, 1998 (collectively, the "TEXCAN CN Financial Statements"). The TEXCAN ENTITIES have furnished the ANICOM ENTITIES with the audited, consolidated balance sheets as at March 31, 1997 and 1998 and consolidated statements of earnings and deficit, and changes in financial position of TEXCAN U.S. for the years ended March 31, 1996, 1997 and 1998 and the unaudited, consolidated balance sheet, statement of income and statement of changes in financial position of TEXCAN U.S. as of and for the three months ended June 30, 1998 (collectively, the "TEXCAN U.S. Financial Statements", and together with the TEXCAN CN Financial Statements, the "TEXCAN Financial Statements"). The TEXCAN Financial Statements are complete and correct in all material respects, are consistent with the TEXCAN ENTITIES' books and records and fairly present the financial condition and results of operations of each of the TEXCAN ENTITIES as at the respective dates thereof and for the periods therein referred to, all in accordance with Canadian GAAP, except that the TEXCAN Financial Statements as of and for the three months ended June 30, 1998 do not include footnote disclosure of the type associated with year-end financial statements and were or are subject to normal and recurring year-end adjustments. No financial statements of any other Person are required by Canadian GAAP to be consolidated with the audited TEXCAN Financial Statements.

         4.8      [Intentionally omitted]

         4.9 Conduct of Business. Since March 31, 1998, the TEXCAN ENTITIES have conducted the Business only in the ordinary course, consistent with past custom and practices, and have incurred no liabilities other than in the ordinary course of business, consistent with past custom and practices, which, in the aggregate, would have a TEXCAN Material Adverse Effect. Since March 31, 1998, in respect of the Business there has not been any:

                  (a) Property Loss. damage, destruction or loss of any asset or property of one or more of the TEXCAN ENTITIES, whether or not covered by insurance, which would have a TEXCAN Material Adverse Effect;

                  (b) Property Transfer. voluntary or involuntary sale, assignment, transfer, surrender, abandonment, distribution, dividend or other disposition of any kind by one or more of the TEXCAN ENTITIES of any material portion of the assets or property rights (tangible or intangible) of one or more of the TEXCAN ENTITIES, except, in each case, for the payment of cash distributions or dividends, the sale of finished goods inventory, the collection of accounts and the payment of liabilities and obligations in the ordinary course of business, consistent with past custom and practices;

                  (c) Labor Activity. strike or picketing, or, to the TEXCAN ENTITIES' Knowledge, boycott or work stoppage, union organizational activity, charge or written complaint of employment discrimination or other similar labor dispute which would have a TEXCAN Material Adverse Effect;

                  (d) Compensation. increase in, or agreement or promise to increase, the salary, bonus, benefits or perquisites payable to any employee (other than customary salary, bonus, benefits or perquisites raises consistent with past practices);

                  (e) Release. cancellation, waiver or release by one or more of the TEXCAN ENTITIES of any material debts, rights or claims, except in each case in the ordinary course of business, consistent with past custom and practices;

                  (f) Relationships.  to the TEXCAN ENTITIES' Knowledge, loss of
         (i) any customer of one or more of the TEXCAN ENTITIES which accounted for sales during 1997 in excess of U.S.$500,000, or (ii) any supplier of one or more of the TEXCAN ENTITIES which accounted for inventory purchases during 1997 in excess of U.S.$5,000,000;

                  (g) Accounting Change. a material change in accounting principles, methods or practices (including, but not limited to, any change in depreciation or amortization policies or rates) utilized by one or more of the TEXCAN ENTITIES;

                  (h) Capital Expenditures.  Capital expenditures or commitments
         therefor  by  one  or  more  of  the  TEXCAN   ENTITIES  in  excess  of
         U.S.$100,000 individually or U.S.$1,000,000 in the aggregate; or

                  (i) Other Developments. An occurrence or event not included in clauses (a) through (h) that has resulted in a TEXCAN Material Adverse Effect.


         4.10     Purchased Assets.

                  (a) Title. The Purchased Assets constitute all of the property and assets of the TEXCAN ENTITIES, other than Excluded Assets. The TEXCAN ENTITIES have good and valid title to all of the property and assets (whether tangible or intangible) included within subparagraphs
         (a), (b) and (c) of the definition of Purchased Assets, in each case, free and clear of all Encumbrances, other than Permitted Encumbrances. The TEXCAN ENTITIES have the right to convey, and upon consummation of the Contemplated Transactions, the ANICOM ENTITIES will, except as expressly set forth in Section 4.11 or Section 4.12, be vested with good and valid title to all of the property and assets (whether tangible or intangible) included within subparagraphs (a), (b) and (c) of the definition of Purchased Assets (or, pursuant to the terms of Sections 6.1 and 6.2, will be afforded the benefit of, interest in or the right to use) the Purchased Assets, free and clear of all Encumbrances, other than Permitted Encumbrances.

                  (b) Condition and Sufficiency of Assets. To the TEXCAN ENTITIES' Knowledge, the equipment and other tangible personal property used by the TEXCAN ENTITIES in the conduct of the Business and being transferred hereunder, are, in all material respects, in good operating condition and repair and are adequate for the uses to which they are being put.

         4.11 Accounts Receivable. All accounts receivable of the TEXCAN ENTITIES (collectively, the "Accounts Receivable") that will be reflected on the Closing Statement or, to the TEXCAN ENTITIES' Knowledge, on TEXCAN CN's or TEXCAN U.S.'s balance sheets as of June 30, 1998 (collectively, the "Interim Balance Sheet") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. To the TEXCAN ENTITIES' Knowledge, unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date collectible, net of the respective reserves shown on the Interim Balance Sheet or on the Closing Statement (which reserves are adequate), and the ANICOM ENTITIES will be vested
(a) with respect to the Canadian accounts receivable included in the Purchased Assets, with good and valid title thereto and (b) with respect to the United States accounts receivable included in the Purchased Assets, with good, valid and marketable title thereto. To the TEXCAN ENTITIES' Knowledge, there is no contest, claim, or right of set-off, other than immaterial returns, disputes and damage claims in the ordinary course of business, with any maker of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. A Credit Department Monthly Report at August, 1998 has been provided to the ANICOM ENTITIES on or prior to the date hereof.

         4.12 Inventory. To the TEXCAN ENTITIES' Knowledge, all inventory of the TEXCAN ENTITIES, whether or not reflected on the Interim Balance Sheet, in the normal course of business, is located at the Business Real Estate or at contracted warehouse locations or is in transit thereto or therefrom and consists of a quality and quantity usable and saleable in the ordinary course of business, consistent with past custom and practices, except for obsolete items and items of below-standard quality (including scraps and lengths that are not saleable in the ordinary course of business), all of which have been written off or written down to net realizable value on the Interim Balance Sheet or on the Closing Statement, as the case may be, consistent with past custom and practices and in accordance with Canadian GAAP, and the ANICOM ENTITIES will be vested (a) with respect to the Canadian inventory included in the Purchased Assets, with good and valid title thereto and (b) with respect to the United States inventory included in the Purchased Assets, with good, valid and marketable title thereto. All inventories not written off have been reported on the Interim Balance Sheet using the inventory valuation method consistent with past custom and practices and in accordance with Canadian GAAP.

         4.13 Contracts. Schedule 4.13 Part A identifies every written Contract (including, without limitation, franchise agreements, indentures, mortgages, loan agreements, leases, subleases, licenses, sublicenses, instruments and agreements), to which one or more of the TEXCAN ENTITIES is a party or by which one or more of the TEXCAN ENTITIES is bound or subject and that relates to the Business and/or the Purchased Assets and that is material to the TEXCAN ENTITIES, other than contracts and agreements with suppliers of products to the TEXCAN ENTITIES and with purchasers of products from the TEXCAN ENTITIES (the "Customer and Vendor Contracts") and other than contracts and agreements that are not material to the TEXCAN ENTITIES (collectively, such immaterial contracts and agreements, together with the foregoing material contracts and agreements and the Customer and Vendor Contracts, the "Assigned Contracts" and each individually an "Assigned Contract"). Except as disclosed on Schedule 4.13 Part B (a) to the TEXCAN ENTITIES' Knowledge, all of the Assigned Contracts are in full force and effect, (b) none of the TEXCAN ENTITIES has received any written notice, or, to the TEXCAN ENTITIES' Knowledge, is aware, that it is in breach or default of any Assigned Contracts which has not been remedied, and, to the TEXCAN ENTITIES' Knowledge, no event has occurred which with notice or the passage of time or both would constitute a material breach or default by any of the TEXCAN ENTITIES under any Assigned Contract, nor, to the TEXCAN ENTITIES' Knowledge, is any other party to any of the Assigned Contracts in default thereunder, and, to the TEXCAN ENTITIES' Knowledge, no event has occurred which with notice or the passage of time or both would constitute a material breach or default by any of the TEXCAN ENTITIES under any Assigned Contract, other than as a result of the consummation of the Contemplated Transactions, and (c) all of the Assigned Contracts were entered into in the ordinary course of business. None of the TEXCAN ENTITIES is a party to any Assigned Contract that (i) is a requirement or output contract or otherwise imposes a cost on the TEXCAN ENTITIES for failing to purchase a minimum amount of inventory, (ii) gives rise to a material Encumbrance, (iii) prohibits or restricts any of the TEXCAN ENTITIES from freely engaging in business or competing anywhere in the world,
(iv) is a distribution, supply, resale or sales representative agreement which cannot be terminated upon less than 180 days notice without direct cost or expense to the TEXCAN ENTITIES or (v) involves a sharing of profits, losses, costs or liabilities by any of the TEXCAN ENTITIES with any other Person. None of the TEXCAN ENTITIES is a party to any Assigned Contract that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the U.S. Code. On or before thedate hereof, the TEXCAN ENTITIES have furnished to the ANICOM ENTITIES copies of all of the written Assigned Contracts referred to in the first sentence of this Section 4.13.

4.14     Real Property.

         (a) Schedule 4.14(a) lists all premises leased by one or more of the TEXCAN ENTITIES (the "Business Real Estate").

         (b)  To  the  TEXCAN  ENTITIES'   Knowledge,   none  of  the  Permitted
Encumbrances interferes with the current use or operations of the TEXCAN ENTITIES at or on the Business Real Estate. No written or, to the TEXCAN ENTITIES' Knowledge, oral notice has been received by any of the TEXCAN ENTITIES or, to the TEXCAN ENTITIES' Knowledge, has been served upon the Business Real Estate stating that the buildings on the Business Real Estate, or the business presently conducted thereon by one or more of the TEXCAN ENTITIES, are not in compliance with any applicable Legal Requirements (including, but not limited to, applicable building and zoning and other land use restrictions and Environmental Legal Requirements).

         4.15 Intellectual Property. Schedule 4.15 lists all registered trademarks and tradenames included in the Purchased Assets. To the TEXCAN ENTITIES' Knowledge, the TEXCAN ENTITIES have good and valid title to all the Intellectual Property. To the TEXCAN ENTITIES' Knowledge, the use of the Intellectual Property by the TEXCAN ENTITIES does not infringe on the rights of any Person, and no Person has asserted any such claim.

         4.16 Licenses and Permits. To the TEXCAN ENTITIES' Knowledge, the TEXCAN ENTITIES hold all permits, licenses, franchises, and approvals and authorizations by or of any Government Entity necessary for the current conduct of the Business and the ownership of the Purchased Assets and the use and occupancy of Business Real Estate and that are material to the TEXCAN ENTITIES (the "Permits"). To the TEXCAN ENTITIES' Knowledge, the TEXCAN ENTITIES are in compliance with all such Permits in all material respects and none of the TEXCAN ENTITIES has received any written or, to the TEXCAN ENTITIES' Knowledge, oral notices to the contrary.

         4.17 Compliance with Legal Requirements. To the TEXCAN ENTITIES' Knowledge, the Business as conducted by the TEXCAN ENTITIES and the Purchased Assets are in compliance with, and do not violate, any applicable Legal Requirement (including, but not limited to, occupational health and safety laws and regulations and laws relating to employment and employment practices, terms and conditions of employment, pay equity and wages and hours of work), except for such non-compliance or violations which have not had, and could not reasonably be expected to have, a TEXCAN Material Adverse Effect. To the TEXCAN ENTITIES' Knowledge, none of the TEXCAN ENTITIES has received any written notices of, or any correspondence from any Government Entity relating to, any such violation or alleged violation.

         4.18 Litigation. Except as described in Schedule 4.18, to the TEXCAN ENTITIES' Knowledge, there is no material claim, counter-claim, action, suit, proceeding or, to the TEXCAN ENTITIES' Knowledge, governmental investigation pending or, to the TEXCAN ENTITIES' Knowledge, threatened against or involving any of the TEXCAN ENTITIES with respect to or affecting the Business, or relating to the Contemplated Transactions, before any court, agency, commission, board, bureau or other Government Entity. To the TEXCAN ENTITIES' Knowledge, there is no basis for any such claim, action, suit, proceeding or investigation. None of the TEXCAN ENTITIES, nor the Business as conducted by the TEXCAN ENTITIES, nor any of the Purchased Assets is directly subject to or affected by any order, judgment, decree or ruling of any court or Government Entity issued against it specifically, and not of general application.

         4.19  Personnel  Agreements  and Labor  Relations.  Except as listed in
Schedule 4.19, none of the TEXCAN ENTITIES is a party to, or obligated with respect to, any (a) to the TEXCAN ENTITIES' Knowledge, outstanding Contracts with any employees (including, without limitation and for greater certainty, sales representatives and sales personnel) as of the date hereof, agents, consultants, independent contractors, advisers, distributors or dealers, other than Contracts with sales personnel substantially in the form attached hereto as Exhibit C attached hereto and Contracts entered into in the ordinary course of business of the TEXCAN ENTITIES; (b) to the TEXCAN ENTITIES' Knowledge, outstanding Contracts with employees (including, without limitation and for greater certainty, sales representatives and sales personnel) as of the date hereof pursuant to which any such employee is entitled by its terms to more than 90 days' notice of termination or severance payments unless otherwise required by law, or (c) collective bargaining agreements or Contracts with any labor union, employee association or other representative of employees or any employee benefits provided for by any such agreement, and since January 1, 1993, no trade union has applied for certification in respect of any of the TEXCAN ENTITIES or to have any of the TEXCAN ENTITIES declared a related employer pursuant to the Labor Relations Act 1995 (Ontario) or any similar legislation in any jurisdiction in which the TEXCAN ENTITIES conduct the Business. The TEXCAN ENTITIES have furnished the ANICOM ENTITIES with a true and complete copy of each document required to be listed in Schedule 4.19. To the TEXCAN ENTITIES' Knowledge, no strike, union organizational activity, allegation, charge or complaint of employment discrimination or other similar occurrence has occurred since January 1, 1993, or is pending or, to the TEXCAN ENTITIES' Knowledge, threatened against any of the TEXCAN ENTITIES or otherwise might have a TEXCAN Material Adverse Effect; nor to the TEXCAN ENTITIES' Knowledge, does any of the TEXCAN ENTITIES know any basis for any such allegation, charge, or complaint.


         4.20 Employees. The TEXCAN ENTITIES have, on or prior to the date hereof, delivered to the ANICOM ENTITIES a correct and complete list setting forth the employee number, current salary range and hire date for each employee (including, without limitation and for greater certainty, sales representatives and sales personnel) of each of the TEXCAN ENTITIES. To the TEXCAN ENTITIES' Knowledge, no employee (including, without limitation and for greater certainty, sales representatives and sales personnel) as of the date hereof or officer or director as of the date hereof of any of the TEXCAN ENTITIES is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee, officer or director and any other Person that in any way adversely affected or affects (x) the performance of his or her duties as an employee, officer or director of the TEXCAN ENTITIES, or (y) the ability of the TEXCAN ENTITIES to conduct the Business.

         4.21 Taxes. None of the Purchased Assets are subject to any Encumbrances resulting from a failure by the TEXCAN ENTITIES to meet any Tax liability, when due. All Taxes that any of the TEXCAN ENTITIES is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Government Entity or other Person. All sales, franchise and customs Taxes that any of the TEXCAN ENTITIES was required by Legal Requirements to pay on or before the date hereof have been duly paid to the proper Government Entity or other Person. Other than Canada or the United States, none of the TEXCAN ENTITIES has a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States or Canada and any foreign country. TEXCAN CN is a registrant for purposes of the Tax imposed under Part IX of the Excise Tax Act (Canada).

         4.22 Environmental Matters. Notwithstanding anything to the contrary contained in this Agreement or in any other Transaction Document (other than the officer's certificate to be delivered at the Closing pursuant to Section 8.2
(e)), the representations and warranties with respect to environmental matters are contained solely in this Section 4.22:

                  (a) Compliance with Environmental Legal Requirements. To the TEXCAN ENTITIES' Knowledge, each of the TEXCAN ENTITIES is in material compliance with all Environmental Legal Requirements, and none of the TEXCAN ENTITIES has received written or, to the TEXCAN ENTITIES' Knowledge, oral notice of any violation or alleged violation of any such Environmental Legal Requirements. To the TEXCAN ENTITIES' Knowledge, each of the TEXCAN ENTITIES possesses all required Permits relating to the protection of the environment which, if not possessed, could result or have resulted in any TEXCAN Material Adverse Effect or a material violation of any applicable Environmental Legal Requirements.

                  (b) No Hazardous Substances. To the TEXCAN ENTITIES' Knowledge, none of the TEXCAN ENTITIES has generated, transported, treated, stored, disposed of or released any Hazardous Substances in, under, upon or from any real property, equipment or other personal property owned, leased, used or operated by any of the TEXCAN ENTITIES (including, but not limited to, the Business Real Estate), except in compliance with all applicable Environmental Legal Requirements. To the TEXCAN ENTITIES' Knowledge, there are currently no aboveground or underground storage tanks under or upon any real property owned, leased, used or operated by any of the TEXCAN ENTITIES (including, but not limited to, the Business Real Estate).

                  (c) No Actions or Proceedings. To the TEXCAN ENTITIES' Knowledge, none of the TEXCAN ENTITIES is subject to, nor has any of the TEXCAN ENTITIES received any written or, to the TEXCAN ENTITIES' Knowledge, oral notice of, any private, administrative or judicial action, order, injunction or decree, or written or, to the TEXCAN ENTITIES' Knowledge, oral notice of any intended private, administrative, or judicial action, order, injunction or decree, relating to the presence or alleged presence of Hazardous Substances in, under or upon any real property, equipment or other personal property owned or leased by any of the TEXCAN ENTITIES (including, but not limited to, the Business Real Estate) and, to the TEXCAN ENTITIES' Knowledge, there is no basis for any such notice or action.

                  (d) To the TEXCAN ENTITIES' Knowledge, no material environmental reports and documents have been prepared within the past five years relating to any of the TEXCAN ENTITIES or any of the Business Real Estate .

         4.23     Employee Benefit Plans.

                  (a) U.S. Employee Benefit Plans.

                                    (i)  To  the  TEXCAN  ENTITIES'   Knowledge,
                           except as is described in Schedule 4.23(a)(i), neither TEXCAN nor one or more of the TEXCAN ENTITIES has at any time maintained, adopted, made contributions to or had any other liability with respect to any U.S. Employee Benefit Plan (all such plans, policies, programs, arrangements, agreements and contracts, including those that are set forth in
                           Schedule 4.23(a)(i), are referred to in this Agreement as "Scheduled U.S. Plans").

                                    (ii) The TEXCAN  ENTITIES have  delivered to
                           the ANICOM ENTITIES a complete and accurate copy, as of the Closing, of each written Scheduled U.S. Plan and a copy or description of each other general explanation or communication which describes a material term of a Scheduled U.S. Plan that has not previously been disclosed to the ANICOM ENTITIES pursuant to this Section 4.23(a) upon which one or more of the TEXCAN ENTITIES can rely.

                                    (iii)  To the  TEXCAN  ENTITIES'  Knowledge,
                           each Scheduled U.S. Plan (i) has been and currently complies in form and in operation in all material respects with all applicable requirements of ERISA, the U.S. Code and any other applicable Legal Requirements, and so as not to give rise to a nonexempt prohibited transaction (as such term is defined under ERISA and the U.S. Code) or liability for any other Taxes, penalties or fines; (ii) has been and is operated and administered in material compliance with its terms (except as otherwise required by law) and with applicable Legal
                           Requirements in such a manner as to qualify, where appropriate, for both federal and state purposes, for income tax exclusions to its participants, tax-exempt income for its funding vehicle, and the allowance of deductions and credits with respect to contributions thereto; and (iii) where appropriate, has received a favorable determination letter or recognition of exemption from the IRS.

                                    (iv) To the TEXCAN ENTITIES' Knowledge,  the
                           TEXCAN ENTITIES have not at any time since January 1, 1991 participated in, made contributions to or had any other liability with respect to any Scheduled U.S. Plan (i) which is a "multi-employer plan" as defined in Section 4001 of ERISA, a "multi-employer plan" within the meaning of Section 3(37) of ERISA, a "multiple employer plan" within the meaning of
                           Section 413(c) of the U.S. Code or a "multiple employer welfare arrangement" within the meaning of
                           Section 3(40) of ERISA, (ii) which provides post-retirement or post-employment medical, health, life insurance or other welfare-type benefits, for current or future retirees or current or future former employees, their spouses or dependents or any other Persons (except for limited continued medical benefit coverage, if any, required to be provided under state continuation coverage laws), or (iii) which is subject to Title IV of ERISA or the minimum funding standards of the U.S. Code.

                                    (v) All contributions,  payments,  premiums,
                           expenses, reimbursements or accruals for each Scheduled U.S. Plan as of the Closing (including periods from the first day of the then current plan year to the Closing) shall have been made or accrued, where material, on the TEXCAN Financial Statements and each such plan otherwise does not have nor reasonably could have any unfunded liability which is not reflected on the TEXCAN Financial Statements.

                  (b) Canadian Employee Benefit Plans.

                                    (i)  Except  as  is  described  in  Schedule
                           4.23(b)(i), none of the TEXCAN ENTITIES participates in, or provides its employees (including, without limitation and for greater certainty, sales representatives and sales personnel) as of the date hereof with benefits under or with respect to, any Canadian Employee Benefit Plan (all such plans, policies, programs, arrangements, agreements and contracts, including those that are set forth in
                           Schedule   4.23(b)(i),   are   referred  to  in  this
                           Agreement as the "Scheduled Canadian Plans"; the Scheduled U.S. Plans and the Scheduled Canadian Plans are sometimes referred to collectively herein as the "Scheduled Plans").

                                    (ii) True,  correct and  complete  copies of
                           all written Scheduled Canadian Plans and related documentation have been provided to the ANICOM ENTITIES and all Scheduled Canadian Plans are accurately described on Schedule 4.23(b)(ii). The Scheduled Canadian Plans are duly registered where required by, and are in good standing under, all applicable Legal Requirements including the Income Tax Act (Canada), and, if applicable, the Pension Benefits Act (Ontario). All required employer and employee contributions and premiums under the Scheduled Canadian Plans have been made and, with respect to any Scheduled Canadian Plans which are not pension plans, no past service funding liabilities exist. To the TEXCAN ENTITIES' Knowledge, there are no actions, claims or proceedings pending or threatened against any of the TEXCAN ENTITIES (other than routine claims for benefits) relating to any of the Scheduled Canadian Plans. There is no requirement under the Scheduled Canadian Plans to provide post-retirement profit sharing, medical or health benefits to employees of the TEXCAN ENTITIES.

         4.24  Customers  and  Suppliers.  The TEXCAN  ENTITIES have provided to
ANICOM on an anonymous basis an accurate and complete list of the TEXCAN ENTITIES' 100 largest customers (based upon total sales revenues) for the twelve-month period ending March 31, 1998 and an accurate and complete list of the TEXCAN ENTITIES' 10 largest suppliers (based upon total expenditures) for the twelve-month period ending March 31, 1998.

         4.25 Sales Representatives. To the TEXCAN ENTITIES' Knowledge, Schedule
4.25 is an accurate and complete list of the TEXCAN ENTITIES' independent sales representatives (excluding sales personnel employed by any of the TEXCAN ENTITIES). To the TEXCAN ENTITIES' Knowledge, during the last twelve months, none of such sales representatives has canceled or otherwise terminated or materially modified its relationship with any of the TEXCAN ENTITIES, nor have any of the TEXCAN ENTITIES canceled or otherwise terminated or materially modified their relationship with such sales representatives.

         4.26 Insurance Policies. Except as set forth on Schedule 4.26, no material claims have been made with respect to the Business during the past three years under any insurance policies maintained by any of the TEXCAN ENTITIES.

         4.27 Brokers. None of the TEXCAN ENTITIES nor any of their respective Related Persons has employed or used the services of any finder or broker in connection with the Contemplated Transactions.

         4.28  Interest  of TEXCAN in  Customers,  etc.  Except as  provided  in
Schedule 4.28, none of the TEXCAN ENTITIES nor any of their respective Related Persons has any direct or indirect interest in any competitor, supplier or customer of any of the TEXCAN ENTITIES or in any Person from whom or to whom any of the TEXCAN ENTITIES leases any real or personal property. None of the entities described on either of the lists referenced in Section 4.24 would be required to be listed on Schedule 4.28.

         4.29 Residency. TEXCAN CN is a resident of Canada for purposes of the Canadian Tax Act, and none of the Purchased Assets to be transferred by TEXCAN U.S. hereunder constitutes taxable Canadian property as such term is defined in the Canadian Tax Act.

5. Representations and Warranties of the ANICOM ENTITIES.

         Each of the ANICOM ENTITIES jointly and severally represents and warrants to each of the TEXCAN ENTITIES as follows:

         5.1 Organization and Good Standing. Each of the ANICOM ENTITIES is a corporation or unlimited liability company, as the case may be, duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be.

         5.2 Corporate Authorization. Each of the ANICOM ENTITIES has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other agreements contemplated by this Agreement to which it is or will be a party (the "Other ANICOM Documents"). The execution, delivery and performance of this Agreement and the Other ANICOM Documents by each of the ANICOM ENTITIES has been duly authorized by all necessary corporate action and no other corporate act or proceeding on the part of such ANICOM ENTITY, its Board of Directors or stockholders is necessary to authorize the execution, delivery or performance by such ANICOM ENTITY of this Agreement or the Other ANICOM Documents. This Agreement is, and upon execution and delivery thereof at the Closing, the Other ANICOM Documents will be, the legal, valid and binding obligation of each of the ANICOM ENTITIES, enforceable against each of the ANICOM ENTITIES in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of the court.

         5.3 No Violation. The execution, delivery and performance by each of the ANICOM ENTITIES of this Agreement and the Other ANICOM Documents, and the consummation of the transactions contemplated hereby or thereby do not and will not, directly or indirectly, (a) contravene, conflict with or result in (with or without notice or lapse of time) a material violation or breach of any provision of the Organizational Documents of any of the ANICOM ENTITIES, or any provision of, or give any Person the right (with or without notice or lapse of time) to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Contract of any of the ANICOM ENTITIES which would have an ANICOM MATERIAL ADVERSE EFFECT, or (b) result in the creation or imposition of any Encumbrance, upon any of the assets of any of the ANICOM ENTITIES.

         5.4 Capitalization. The authorized capital stock of ANICOM consists of 60,000,000 shares of common stock, par value U.S.$.001 per share, and 1,000,000 shares of preferred stock, par value U.S.$.01 per share, of which 20,000 shares have been designated Series B convertible preferred stock. As of the date hereof, there are issued and outstanding 23,623,346 shares of such common stock. Additionally, there are outstanding warrants to purchase 81,364 shares of ANICOM common stock. As of the date hereof, 2,725,095 shares of ANICOM common stock are issuable upon exercise of options to purchase such stock, which options were issued pursuant to ANICOM's stock option plan, 20,000 shares of ANICOM Series B convertible preferred stock are reserved for issuance pursuant to this Agreement and 1,403,509 shares of ANICOM common stock are reserved for issuance upon conversion of the Preferred Shares. No outstanding options, warrants or other securities exercisable for or convertible into shares of capital stock of ANICOM require anti-dilution adjustments by reason of the consummation of the Contemplated Transactions.

         5.5 Purchase Shares. The Purchase Shares (and the shares of ANICOM common stock, par value U.S.$.01 per share, issuable upon conversion of the Preferred Shares) are duly authorized and, when issued at the Closing in consideration for the Purchased Assets (or upon conversion of the Preferred Shares in accordance with the conversion provisions thereof), will be validly issued, fully paid and non-assessable, and will be delivered to the TEXCAN ENTITIES, free and clear of any Encumbrances, other than pursuant to the Escrow Agreement and as required with respect to transferability pursuant to applicable Securities Legal Requirements.

         5.6 SEC Filings. Since its initial public offering in February, 1995, ANICOM has filed all forms, reports and documents required to be filed with the U.S. Securities and Exchange Commission (the "SEC") (the "ANICOM SEC Reports"). As of their respective dates, the ANICOM SEC Reports (i) were prepared in accordance with the requirements of the U.S. Securities Act or the United States Securities Exchange Act of 1934, as the case may be, and the rules and regulations of the SEC thereunder applicable to such ANICOM SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         5.7 Financial Statements. Each of the audited consolidated financial statements of ANICOM (including any related notes and schedules thereto) included (or incorporated by reference) in its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, is accurate and complete and fairly presents, in conformity with U.S. GAAP applied on a consistent basis through the periods involved (except as may be noted therein), and in conformity with the SEC's Regulation S-X, the consolidated financial position of ANICOM and its consolidated subsidiaries as of its date and the consolidated results of operations and changes in financial position for the period then ended.

         5.8 Litigation. There is no claim, counterclaim, action, suit, proceeding or governmental investigation pending or, to ANICOM's knowledge, threatened against or involving any of the ANICOM ENTITIES, with respect to or affecting the securities, business, properties, services or operations of any of the ANICOM ENTITIES, except to the extent such matter is not expected to have an ANICOM Material Adverse Effect, or relating to the Contemplated Transactions, before any court, agency, commission, board, bureau or other Government Entity. None of the ANICOM ENTITIES knows of or has any reasonable grounds to know of any basis for any such claim, action, suit, proceeding or investigation. None of the ANICOM ENTITIES is directly subject to or affected by any order, judgment, decree or ruling of any court or Government Entity that has had, or is expected to have, an ANICOM Material Adverse Effect.

         5.9 Consents. Except for the Government Filings and except with respect to the assignment of the TEXCAN ENTITIES' interests in the Assigned Contracts, no Consent of, or declaration, notice, filing or registration with, any court, Government Entity or other Person is required to be made or obtained by any of the ANICOM ENTITIES in connection with the execution, delivery and performance of this Agreement, the Other ANICOM Documents and the Contemplated Transactions under the provisions of any Legal Requirements, court order or decree, or in order to prevent a breach of, or a default under, or a termination or modification of, any Contract to which any of the ANICOM ENTITIES, or any of their assets, are subject or bound.

         5.10 Brokers. Other than Robert W. Baird & Co. Incorporated, none of the ANICOM ENTITIES has employed or used the services of any finder or broker in connection with the Contemplated Transactions.

         5.11     Taxes.

                  (a) GST Registration. ANICOM ACQUISITION CN is, or will be as of the Closing Date, registered under Subdivision d of Division V of
         Part IX to the Excise Tax Act (Canada).

                  (b) Retail Sales Tax Purchase Exemption Certificates. On or before the Closing Date ANICOM ACQUISITION CN shall provide TEXCAN CN with retail sales tax purchase exemption certificates in respect of all assets to be purchased by it from TEXCAN CN for which it claims exemption from retail sales taxes and in respect of which such purchase exemption certificates are required under the applicable Legal Requirements.

6.       Other Agreements and Covenants.

         6.1 Agreement to Obtain TEXCAN Consents and Approvals. To the extent that any of the Purchased Assets, or any claim, right or benefit arising under or resulting from such Purchased Assets (collectively, the "Rights"), is not capable of being transferred to the appropriate ANICOM ENTITY at the Closing without the Consent of any third Person, or without delivery of any particular document or the payment of funds to a third Person, or if the transfer of a Right would constitute a breach of any obligation under, or a violation of, any Assigned Contracts or applicable Legal Requirements unless the Consent of such third Person is obtained, in accordance with the terms of such Purchased Assets, including the Assigned Contracts, then unless and until such Consent is obtained and all such particular documents are delivered or required funds paid to the appropriate third Person, the TEXCAN ENTITIES shall hold the benefit of such Rights in trust for such ANICOM ENTITY as the ANICOM ENTITIES may direct in writing, and after the Closing Date, the ANICOM ENTITIES shall bear the obligations of such Rights and shall indemnify and hold the TEXCAN ENTITIES harmless from all costs, expenses, claims, damages and liabilities under or in respect of such Rights which arise from and after the Closing Time. From and after the Closing, the ANICOM ENTITIES and the TEXCAN ENTITIES each hereby agree to cooperate with one another and to use all reasonable efforts, provided that the TEXCAN ENTITIES shall not be required to expend funds, to obtain all governmental and third party Consents to the transfer and assignment of the Purchased Assets to the appropriate ANICOM ENTITY and as otherwise necessary to complete the Contemplated Transactions. For greater certainty, any payment required to be made to the landlords of the Business Real Estate leases shall be payable by the ANICOM ENTITIES after the Closing Date. Without limitation of the foregoing, the TEXCAN ENTITIES agree to use all reasonable efforts, but without the requirement to expend funds, to obtain such Consents necessary to assign or transfer to the appropriate ANICOM ENTITY all rights and incidents of interest of one or more of the TEXCAN ENTITIES under the Assigned Contracts which may not have been obtained and delivered as of the Closing Date. The parties hereto agree that requests for such Consents shall include a request that the TEXCAN ENTITIES be released from liability under the particular contract from and after the Closing Date, provided, however, that the ANICOM ENTITIES shall not be required to expend funds to procure any such release.

         6.2 Further Assurances. The TEXCAN ENTITIES shall, from time to time after the Closing, upon the request of ANICOM, but without the requirement to expend funds, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, assurances and instruments as may be reasonably required for the absolute and complete assignment, transfer, grant and conveyance to the appropriate ANICOM ENTITY of the Purchased Assets, including any letters of assurance or confirmation thereof.

         6.3 Access to Information. After the Closing Date, each of the TEXCAN ENTITIES agrees to give and cause to be given to the ANICOM ENTITIES and their representatives, upon reasonable notice and during normal business hours, such reasonable access to the properties, books, records and affairs retained by such TEXCAN ENTITY pursuant to the terms of this Agreement as is reasonably necessary to allow the ANICOM ENTITIES to conduct the Business and fulfill their obligations under this Agreement, and to confirm the calculations set forth in the Statements. After the Closing Date, the ANICOM ENTITIES will give or cause to be given to the TEXCAN ENTITIES and their representatives, upon reasonable notice and during normal business hours, such reasonable access to the personnel, books, records and files relating to theBusiness or the Purchased Assets as is reasonably necessary to allow the TEXCAN ENTITIES to obtain information in connection with the preparation of the TEXCAN ENTITIES' financial statements, the calculation of the TEXCAN Notional Equity, the statement of income, the Summary of Excluded Receipts and Disbursements and preparation of the Statements, preparation and any audit of the TEXCAN ENTITIES' Tax Returns or the defense of any claims, demands, other audits, suits, actions or proceedings by or against the TEXCAN ENTITIES as the previous owner and operator of the Purchased Assets. Each of the ANICOM ENTITIES agrees to cooperate with the TEXCAN ENTITIES after the Closing Date, at the TEXCAN ENTITIES' expense, with respect to any claims, demands, Tax or other audits, suits, actions and proceedings by or against the TEXCAN ENTITIES as the previous owner and operator of the Purchased Assets.


         6.4      Employee and Related Matters.

                  (a) The appropriate ANICOM ENTITY shall make a written offer of employment, on or as soon as practicable after the Closing Date and as of the Closing Date, to all non-union employees of the TEXCAN ENTITIES engaged in the Business as of the Closing Date (other than Ronald Stern and Kevin Karr), whether or not such employees are actively at work on the Closing Date (the "Non-Union Employees"), on terms and conditions which are substantially similar to, and in the aggregate no less favorable than, those in effect on the Closing Date.

                  (b) ANICOM ACQUISITION CN shall confirm to all union employees of TEXCAN CN engaged in the Business as of the Closing Date, whether or not such employees are actively at work on the Closing Date (the "Union Employees"), that ANICOM ACQUISITION CN will continue their employment, as of the Closing Date. The ANICOM ENTITIES hereby confirm that, to the extent any collective bargaining agreement set forth on Schedule 4.19 applies to the Union Employees, ANICOM ACQUISITION CN will, on and after the Closing Date, be the successor to TEXCAN CN thereunder pursuant to applicable labor legislation and will, on and after the Closing Date, be bound by and observe all of the terms, conditions, rights and obligations of TEXCAN CN thereunder to the extent such legislation applies to the Union Employees.

                  (c) On and after the Closing Date, the TEXCAN ENTITIES shall take all actions reasonably requested by the ANICOM ENTITIES to assist the ANICOM ENTITIES in effecting the transition of the workforce. Each employee of the TEXCAN ENTITIES who accepts such offer of employment and commences employment with an ANICOM ENTITY (each, a "Continued Employee" and, collectively, the "Continued Employees") shall, for all purposes, including eligibility, vesting and level of benefits under the appropriate ANICOM ENTITY'S Employee Benefit Plans, receive credit for such Continued Employee's service with the TEXCAN ENTITIES or for any other purposes as required by any applicable provincial or state employment standards legislation, and the ANICOM ENTITIES covenant and agree that the level of benefits afforded to each such Continued Employee will be, in the aggregate, no less favorable to such Continued Employee than the benefits provided to him or her by the TEXCAN ENTITIES immediately prior to Closing.

                  (d) Each employee of the TEXCAN ENTITIES who does not accept such offer of employment or does not commence employment with an ANICOM ENTITY or who is not considered under applicable Legal Requirements to be an employee of the ANICOM ENTITIES (each, a "Discontinued Employee" and, collectively, the "Discontinued Employees") shall remain an employee of the appropriate TEXCAN ENTITY, and the appropriate TEXCAN ENTITY shall promptly deliver to such employee the statutory termination notice required by the applicable Legal Requirements, specifying the date upon which such employee's employment with the appropriate TEXCAN ENTITY will terminate in accordance with the applicable Legal Requirements (each, a "Statutory Termination Date"). During the period between the Closing and the applicable Statutory Termination Date (each, a "Statutory Notice Period"), the appropriate TEXCAN ENTITY will direct each such Discontinued Employee to make himself or herself available for work with the appropriate ANICOM ENTITY, and the appropriate ANICOM ENTITY will promptly reimburse the appropriate TEXCAN ENTITY for all salary and other compensation payable or benefits provided to each such Discontinued Employee during such Discontinued Employee's Statutory Notice Period in accordance with such Discontinued Employee's terms and conditions of employment in effect on the Closing Date.

                  (e) The ANICOM ENTITIES will bear and discharge all obligations and liabilities of the TEXCAN ENTITIES with respect to Employment Obligations. For greater certainty, but without limiting the generality of the foregoing, it is agreed that the Anicom Entities shall bear and discharge all claims and Employment Obligations that arise out of or relate to: (i) the continued employment under Section 6.4(d) or the termination by the Texcan Entities of the employment of any Discontinued Employees; or (ii) any group termination obligations that the Texcan Entities may incur under applicable statutory Legal Requirements, including any obligations incurred as a result of the failure of the Texcan Entities to give notice of termination of employment to the Union Employees or Non-Union Employees or to any applicable government body; or (iii) any termination by the Anicom Entities of the employment of any such Continued Employees after the Closing, including any Claims or Employment Obligations that arise out of or relate to the Continued Employees' period(s) of employment with the Texcan Entities.

                  (f) From and after the Closing Date through October 31, 1998, the TEXCAN ENTITIES shall take all actions reasonably necessary, at the sole expense of the ANICOM ENTITIES, to continue to provide coverage to all Continued Employees and Discontinued Employees under the Scheduled Plans through such date, and the ANICOM ENTITIES shall promptly reimburse the TEXAN ENTITIES for all actual out-of-pocket costs and expenses incurred by the TEXCAN ENTITIES in providing such continued coverage, as such costs and expenses are incurred. ANICOM will indemnify the TEXCAN ENTITIES from and against all Losses arising from or relating to the provision of such coverage to the Continued Employees, other than those Losses arising directly as a result of the negligent actions of the TEXCAN ENTITIES.

                  (g) Effective as of the Closing Date, all Continued Employees of TEXCAN U.S. shall be 100% vested in their account balances under the TEXCAN 401(k) Savings Plan. Effective as of the Closing Date, to the extent permitted by law, TEXCAN U.S. shall permit its Continued Employees to receive the distribution of their account balances under the TEXCAN 401(k) Savings Plan, and, to the extent permitted by law, ANICOM shall permit direct rollovers of such Continued Employees' cash balances in the TEXCAN 401(K) Savings Plan to ANICOM's 401(k) Savings Plan.

         6.5      Restrictive Covenants.

                  (a) TEXCAN ENTITIES Acknowledgements. Each of the TEXCAN ENTITIES acknowledges and agrees that:

                           (i) included in the Purchased Assets that the ANICOM ENTITIES are purchasing hereunder is the goodwill associated with the Business;

                           (ii) through its conduct of the Business, each of the
                  TEXCAN ENTITIES has a special and unique understanding of the Business, its customers, suppliers and the employees of the Business;

                           (iii) in  order to  assure  that  the  Business  will
                  retain its value as a going concern, it is necessary that each of the TEXCAN ENTITIES undertake not to utilize its special knowledge of the Business and its relationships with third parties (including suppliers, customers and employees of the Business) to compete with the Business;

                           (iv) the agreements  and covenants  contained in this
                  Section 6.5 are essential to protect the Business and its goodwill;

                           (v) the scope and duration of the restrictive covenants contained in this Section 6.5 are reasonably designed to protect a protectable interest of the Business and are not excessive in light of the circumstances;

                           (vi) any  violation by any of the TEXCAN  ENTITIES of
                  the provisions of this Section 6.5 would irreparably damage the ANICOM ENTITIES and the Business, the restrictions imposed hereunder are equitable and reasonable, and the ANICOM ENTITIES have no adequate remedy at law to redress a violation hereof;

                           (vii) the ANICOM  ENTITIES  have  informed the TEXCAN
                  ENTITIES that the ANICOM ENTITIES' decision to enter into this Agreement has been materially induced because of the covenants and assurances of each of the TEXCAN ENTITIES contained in this Section 6.5, and the restrictive covenants set forth in this Section 6.5 are necessary to ensure the continuation of the Business; and

                           (viii) the  covenants  of this  Section  6.5 shall be
                  construed as an agreement ancillary to the other provisions of this Agreement, and the existence of any claim or cause of action of any of the TEXCAN ENTITIES against any of the ANICOM ENTITIES, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the ANICOM ENTITIES of the covenants in this Section 6.5.

                  (b) Non-Competition. During the Restricted Period (as defined below), within the United States and Canada (the "Restricted Area"), none of the TEXCAN ENTITIES nor their respective Related Persons (collectively the "TEXCAN PARTIES") shall, directly or indirectly, as an employer, contractor, agent, principal, shareholder or partner engage in the business of the wholesale distribution of Competitive Products (as defined below) (either financially as a holder of equity securities of such a business or of the Person that controls such a business, or as creditor of such a business or of the Person that controls such a business if any related Indebtedness is convertible into equity of such business or Person, including in any capacity that calls for the rendering of any acts of management, operation or control of any such business).

                  (c) During the Restricted Period, within the Restricted Area, none of the TEXCAN PARTIES shall act as a consultant or other representative to or of any of the Persons listed on Schedule 6.5(c).

                  (d) Interference with Customer and Supplier Relationships. During the Restricted Period, none of the TEXCAN PARTIES will, directly or indirectly, as agent, consultant, stockholder, co-partner, or in any other representative capacity, seek to influence or alter in any materially adverse respect any ANICOM ENTITY's relationship with any Person who is or was a customer, supplier or vendor of the Business (or a successor-in-interest to such Person) during the Restricted Period.

                  (e) Non-Hire of Employees.  During the Restricted Period, none of the TEXCAN PARTIES will, directly or indirectly, as agent, consultant, stockholder, co- partner, or in any other representative capacity, employ or engage any Person who is an employee of one or more of the TEXCAN ENTITIES on the Closing Date unless, with respect to any such employee who had entered into an employment Contract with an ANICOM ENTITY having a stipulated term, such Contract has terminated or expired or, unless, in the case of Norm Drewlo, such employment or engagement commences at any time after the first anniversary of the date hereof.

                  (f) Confidential  Information.  During the Restricted  Period,
         the TEXCAN PARTIES shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of ANICOM, furnish or make available or disclose to any third party or use for the benefit of one or more of the TEXCAN PARTIES or any third party, any Confidential Information (as defined below). As used in this Section 6.5(f), "Confidential Information" means any information relating to the Business as conducted by the TEXCAN ENTITIES or the business or affairs of one or more of the ANICOM ENTITIES that may have been disclosed by the ANICOM ENTITIES to the TEXCAN ENTITIES on or prior to the date hereof, including, but not limited to, information relating to the financial statements, business plans, forecasts, purchasing plans, customer identities, potential customers, employees, suppliers, equipment, programs, strategies and information, analyses, profit margins or other proprietary information of the Business or one or more of the ANICOM ENTITIES; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act of any of the TEXCAN PARTIES.

                  (g)      Enforcement.

                           (i) The  ANICOM  ENTITIES  shall  be  authorized  and
                  entitled to obtain from any court of competent jurisdiction temporary, preliminary and permanent injunctive relief as well as other equitable relief without posting a bond, cash or other security, which rights and remedies shall be cumulative and in addition to any other rights or remedies to which the ANICOM ENTITIES may be entitled.

                           (ii) If any  court of  competent  jurisdiction  shall
                  deem any of the foregoing restrictive covenants or confidentiality agreements, or portion of any such covenant or agreement, too extensive or unenforceable, the other provisions of this Section 6.5 shall nevertheless stand and remain enforceable according to its terms. In such circumstance, the parties expressly authorize the court to modify that covenant or agreement, or offending portion thereof, so that the restrictions, limitations and scope of the restrictive covenants and confidentiality agreements extend for the longest period, comprise the largest territory and are enforceable to the maximum permissible extent by law under the circumstances, if so ordered by the court.

                           (iii) In addition to any other damages or other relief sought, the prevailing party in any enforcement action pursuant to this Section 6.5 shall be entitled to its costs, expenses and reasonable attorneys' fees incurred in the enforcement of the provisions of this Section 6.5 from the non-prevailing party, if so ordered by the court.

                  (h) Definitions. As used in Section 6.5 hereof, the following terms shall have the following meanings:

         "Restricted Period" shall mean the period of time commencing on the Closing Date and ending on the date thirty (30) months after the Closing Date.

         "directly or indirectly, engage in" includes any direct or indirect ownership, profit participation or other interest by any of the TEXCAN PARTIES, whether as owner, stockholder, partner, joint venturer, beneficiary or otherwise, in any Person; provided, however, that the foregoing provisions shall not prevent any of the TEXCAN PARTIES from
         (A) investing in businesses that engage in the wholesale distribution of Competitive Products where such investments are incidental investments in companies and constitute, in the aggregate, less than 5% of the outstanding securities or voting interest of each of such companies, (B) being involved in, owning or acquiring businesses an incidental portion (such portion being deemed to be incidental if the wholesale distribution of Competitive Products represents less than 5% of the total assets or total revenues of the business involved in, owned or being acquired by any of the TEXCAN PARTIES) of which is derived from sales of the Competitive Products or (C) investing in investment funds or investment partnerships which in turn invest in companies or entities which may be engaged in the wholesale distribution of Competitive Products so long as none of the TEXCAN PARTIES nor any of their respective Related Persons exercise control over such investment decision.

         "Competitive Products" means the following products: (i) voice and data communications wire, cable and connectivity products, (ii) wire, cable, fiber optics and related computer network and connectivity products used in sound, security, alarm and energy management systems and signaling equipment for fire and life-safety systems, (iii) wire, cable and connectivity products for use in electrical and electronic systems,
         (iv) industrial cable, wiring and connectors for automation, computers and robotics, and (v) cable television wire, cable, connectors and safety products.

         6.6 Waiver of Bulk Sales Compliance. The ANICOM ENTITIES hereby waive compliance with the provisions of the Bulk Sales Act (Ontario), and any other similar applicable bulk sales Legal Requirements in connection with the purchase and sale of the Purchased Assets.

         6.7 Retention of Records. With respect to the records, files, documents and papers of the TEXCAN ENTITIES purchased by the ANICOM ENTITIES under Section 1.1(g), the ANICOM ENTITIES shall exert reasonable care to maintain such records, files, documents and papers (i) with respect to TEXCAN U.S. for seven
(7) years from the end of the year to which they relate and (ii) with respect to TEXCAN CN for six (6) years from the end of the year to which they relate, and the ANICOM ENTITIES shall make such records, files, documents and papers reasonably accessible to the TEXCAN ENTITIES in accordance with Section 6.3 hereof.

         6.8 Transfer Taxes. The ANICOM ENTITIES will be liable for and will pay all sales and transfer taxes, federal taxes and all other taxes, duties or other like charges properly payable upon and in connection with the conveyance and transfer of the Purchased Assets by the TEXCAN ENTITIES to the ANICOM ENTITIES save and except any income or capital taxes payable by the TEXCAN ENTITIES.

         6.9 Investment Canada Act. The ANICOM ENTITIES shall give notice of the acquisition of the Purchased Assets and the Business to the Director under the Investment Canada Act in accordance with Section 12 thereof.

         6.10 Circulation of Specified Liabilities Questionnaire. On the Closing Date, the TEXCAN ENTITIES and the ANICOM ENTITIES shall circulate, or caused to be circulated, to those employees of the TEXCAN ENTITIES who are branch managers, vice presidents or corporate officers a questionnaire with respect to the Specified Liabilities, in the form of Exhibit D attached hereto (the "Manager Questionnaire"), and direct each such person to answer and return the Manager Questionnaire to the ANICOM ENTITIES within twenty-one (21) days after the Closing Date. Within five (5) days after the ANICOM ENTITIES' receipt of all such Manager Questionnaires, the ANICOM ENTITIES shall deliver copies of all such Manager Questionnaires, certified by an officer of ANICOM to be true and complete copies of all Manager Questionnaires returned to the Anicom Entities.

         6.11 Maintenance of Insurance. Effective as of the Closing Date, the TEXCAN ENTITIES shall cause the ANICOM ENTITIES to be named as an additional insured with respect to all of the insurance policies maintained by the TEXCAN ENTITIES in relation to the Specified Liabilities as of the Closing Date arising from the operations and business of the TEXCAN ENTITIES prior to the Closing Date and shall take any and all actions reasonably necessary to maintain such liability and umbrella liability insurance in respect thereof in full force and effect after the Closing Date for a period of two (2) years therefrom.

         6.12 Press Release. Each of the parties hereto hereby agrees that except for the press release, in substantially the form of Exhibit E attached hereto, such party will not disclose the Contemplated Transactions without the other parties' consent.

7.       Closing Conditions.

         7.1 Conditions Precedent to the ANICOM ENTITIES' Obligations. The performance of the obligations of the ANICOM ENTITIES under this Agreement to be performed at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions (any of which may be waived by the ANICOM ENTITIES in whole or in part):

                  (a) Representations and Warranties. The representations and warranties of the TEXCAN ENTITIES contained in this Agreement shall be true and correct in all material respects when made and as of and as if made on the Closing Date.

                  (b) Performance. All obligations and covenants required by this Agreement to be performed or to be complied with by the TEXCAN ENTITIES on or prior to the Closing Date shall have been duly performed or complied with in all material respects.

                  (c) Delivery of Closing Documents. The TEXCAN ENTITIES shall have delivered to the ANICOM ENTITIES on or prior to the Closing Date the closing documents required to be delivered by the TEXCAN ENTITIES pursuant to Section 8.2 of this Agreement, all in form and substance reasonably satisfactory to the ANICOM ENTITIES.

                  (d) Absence of Proceedings. No suit, action, investigation or other proceeding shall be pending or threatened before any court or Government Entity which (i) seeks (or, in the case of an investigation, may lead to a suit, action or proceeding which seeks) to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the Contemplated Transactions, (ii) questions the validity or legality of such transactions, or (iii) could reasonably be expected to have a TEXCAN Material Adverse Effect if resolved adverse to the TEXCAN ENTITIES' interest.

                  (e) No Material Adverse Effect. There shall not have been a TEXCAN Material Adverse Effect.

                  (f) HSR Act. Any applicable waiting period under the HSR Act relating to the Contemplated Transactions shall have expired or been terminated.

                  (g) Canadian Competition Act. The TEXCAN ENTITIES and the ANICOM ENTITIES shall have filed all notices and information required under Part IX of the Competition Act and satisfied any request for additional information thereunder and the applicable waiting periods and any extensions thereof shall have expired without the threat of restraint or challenge or the TEXCAN ENTITIES and the ANICOM ENTITIES shall have received an Advance Ruling Certificate pursuant to Section 102 of the Competition Act stating that the Director of Investigation and Research of the Competition Bureau is satisfied that he would not have sufficient grounds on which to apply for an order in respect of the Contemplated Transactions.

                  (h) Accounting Matters. The ANICOM ENTITIES shall have received a copy of a letter from KPMG addressed to TEXCAN CN, in the form of Exhibit F attached hereto. The ANICOM ENTITIES shall have also received a certificate, in the form of Exhibit G attached hereto, executed by each of Ronald Stern, Norm Drewlo, J. Keith Vancoughnett and Kevin Karr.

         7.2 Conditions Precedent to the TEXCAN ENTITIES' Obligations. The performance of the obligations of the TEXCAN ENTITIES under this Agreement to be performed at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the ANICOM ENTITIES contained in this Agreement shall be true and correct in all material respects when made and as of and as if made on the Closing Date.

                  (b) Performance. All obligations and covenants required by this Agreement to be performed or complied with by the ANICOM ENTITIES on or prior to the Closing Date shall have been duly performed or complied with in all material respects.

                  (c) Delivery of Closing Documents. The ANICOM ENTITIES shall have delivered to the TEXCAN ENTITIES on or prior to the Closing Date the closing documents required to be delivered by the ANICOM ENTITIES pursuant to Section 8.3 of this Agreement, all in form and substance reasonably satisfactory to the TEXCAN ENTITIES.

                  (d) Absence of Proceedings. No suit, action, investigation or other proceeding shall be pending or threatened before any court or Government Entity which (i) seeks (or, in the case of an investigation, may lead to a suit, action or proceeding which seeks) to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the Contemplated Transactions, (ii) questions the validity or legality of the Contemplated Transactions or
         (iii) could reasonably be expected to have an ANICOM MATERIAL ADVERSE EFFECT if resolved adverse to the ANICOM ENTITIES' interest.

                  (e) No Material Adverse Effect. There shall not have been an ANICOM MATERIAL ADVERSE EFFECT.

                  (f) HSR Act. Any applicable waiting period under the HSR Act relating to the Contemplated Transactions shall have expired or been terminated.

                  (g) Canadian Competition Act. The TEXCAN ENTITIES and the ANICOM ENTITIES shall have filed all notices and information required under Part IX of the Competition Act and satisfied any request for additional information thereunder and the applicable waiting periods and any extensions thereof shall have expired without the threat of restraint or challenge or the TEXCAN ENTITIES and the ANICOM ENTITIES shall have received an Advance Ruling Certificate pursuant to Section 102 of the Competition Act stating that the Director of Investigation and Research of the Competition Bureau is satisfied that he would not have sufficient grounds on which to apply for an order in respect of the Contemplated Transactions.

8.       Closing.

         8.1 Closing Date. The closing of the Contemplated Transactions (the "Closing") will take place at 2:00 p.m., local time, at the offices of Katten Muchin & Zavis, on September 21, 1998 or at such other time and place as may be mutually agreed upon by the parties hereto (such time and date being hereinafter referred to as the "Closing Date").

         8.2 Closing Deliveries By the TEXCAN ENTITIES. At the Closing, the TEXCAN ENTITIES shall deliver to the ANICOM ENTITIES (or the ANICOM ENTITIES shall have received):

                  (a) Bills of Sale and Assignment. Bills of Sale and Assignment, substantially in the form attached hereto as Exhibit H-1, H-2 and H-3 hereto, duly executed by TEXCAN CABLE, TEXCAN INTERNATIONAL and TEXCAN CN, respectively, pursuant to which (i) each of TEXCAN CABLE and TEXCAN INTERNATIONAL shall sell, transfer and convey the Purchased Assets held thereby to ANICOM and (ii) TEXCAN CN shall sell, transfer and convey the Purchased Assets held thereby to ANICOM ACQUISITION CN.

                  (b) Assignment and Assumption Agreements. Assignment and Assumption Agreements, substantially in the form attached hereto as
         Exhibit I-1, I-2 and I-3 hereto (the "Assignment and Assumption Agreements"), duly executed by TEXCAN CABLE, TEXCAN INTERNATIONAL and TEXCAN CN, respectively, pursuant to which (i) each of TEXCAN CABLE and TEXCAN INTERNATIONAL shall assign the Assumed Liabilities thereof to ANICOM and ANICOM shall assume such Assumed Liabilities and (ii) TEXCAN CN shall assign the Assumed Liabilities thereof to ANICOM ACQUISITION CN and ANICOM ACQUISITION CN shall assume such Assumed Liabilities.

                  (c) Escrow Agreement. The Escrow Agreement, duly executed by the TEXCAN ENTITIES.

                  (d) Registration Rights Agreement. The Registration Rights Agreement, in form and substance substantially similar to Exhibit J hereto (the "Registration Rights Agreement"), duly executed by the TEXCAN ENTITIES.

                  (e) Officer's Certificate. A certificate of an officer of each of the TEXCAN ENTITIES dated the Closing Date certifying that the conditions contained in Section 7.1 have been satisfied.

                  (f) Opinion of TEXCAN ENTITIES'  Counsel.  Opinions of William
         M. Curtis, United States counsel for the TEXCAN ENTITIES, McCarthy Tetrault, Ontario counsel for the TEXCAN ENTITIES, and Bull, Houser & Tupper, British Columbia counsel for the TEXCAN ENTITIES, each in form and substance reasonably satisfactory to counsel for the ANICOM ENTITIES.

                  (g) Resolutions. Certified copies of resolutions adopted by the shareholders and the Board of Directors of each of the TEXCAN ENTITIES authorizing the execution and delivery of this Agreement and the Other TEXCAN Documents and consummation of the Contemplated Transactions.

                  (h) Evidence of No Encumbrances.  Lien searches dated prior to the Closing Date showing that there are no financing statements, registered security interests, writs of execution, taxes or other Encumbrances (other than Permitted Encumbrances, all of which are listed on Schedule 8.2(h)(1)) outstanding against any of the TEXCAN ENTITIES or any of the Purchased Assets. The ANICOM ENTITIES shall have received at Closing a pay-off letter, in form and substance satisfactory to the ANICOM ENTITIES, from CIBC with respect to the Bank Indebtedness such that all of CIBC's interests in the Purchased Assets (including, but not limited to, the Permitted Encumbrances) will be released upon payment in full of the amount set forth in such payoff letter. The TEXCAN ENTITIES hereby acknowledge and agree (i) to take all actions necessary after the Closing to cause all of the items listed on Schedule 8.2(h)(2) Part A to be released promptly after the Closing and (ii) that all of the items listed on Schedule 8.2(h)(2)
         Part B shall, notwithstanding anything herein to the contrary, constitute "Excluded Liabilities" for all purposes of this Agreement.

                  (i) Certificates of Good Standing or Similar Certificates. Certificates of Good Standing or similar certificates with respect to each of the TEXCAN ENTITIES issued by the jurisdiction of its incorporation, dated not more than ten calendar days prior to the Closing Date.

                  (j) Certificate or Articles of Incorporation or other Charter Documents. A copy of the certificate or articles of incorporation or other charter documents, and all amendments thereto, of each of the TEXCAN ENTITIES, and a copy of the Bylaws of each of the TEXCAN ENTITIES, and all amendments thereto, in each case, certified by an officer of such TEXCAN ENTITY.

                  (k)  Further   Instruments.   Such  further   instruments   of
         assignment, conveyance or transfer or other documents of further assurance as the ANICOM ENTITIES may reasonably request.

         All documents and instruments delivered to the ANICOM ENTITIES shall be in form and substance reasonably satisfactory to Katten Muchin & Zavis, counsel for the ANICOM ENTITIES.

         8.3 Closing Deliveries By the ANICOM ENTITIES. On the Closing Date, the ANICOM ENTITIES shall deliver to the TEXCAN ENTITIES:

                  (a) Cash Portion of the Purchase Price. A confirmation of wire transfer of the Cash Payment to, and receipt by, the TEXCAN ENTITIES.

                  (b) Purchase Shares. Stock certificate(s) representing the Purchase Shares, subject to Section 2.1(d).

                  (c) Assignment and Assumption Agreements. Counterparts of the Assignment and Assumption Agreements, duly executed by the appropriate ANICOM ENTITIES.

                  (d) Escrow Agreement. A counterpart of the Escrow Agreement, duly executed by the ANICOM ENTITIES and Harris.

                  (e) Registration Rights Agreement. A counterpart of the Registration Rights Agreement, duly executed by ANICOM.

                  (f) Certificate of Incorporation. A copy of Anicom's Certificate of Incorporation, including the Certificate of Designations, Rights and Preferences setting forth the rights and preferences of the Preferred Shares, certified by the Secretary of Anicom.

                  (g) Officer's Certificate. A certificate of an officer of each of the ANICOM ENTITIES dated the Closing Date certifying that the conditions contained in Section 7.2 have been satisfied.

                  (h) Opinion of Counsel. An opinion of Katten Muchin & Zavis, United States counsel for the ANICOM ENTITIES, and Stikeman, Elliott, Canadian counsel for the ANICOM ENTITIES, each in form and substance reasonably satisfactory to counsel for the TEXCAN ENTITIES.

                  (i) Certificates of Good Standing or Similar Certificates. Certificates of Good Standing or similar certificates with respect to each of the ANICOM ENTITIES issued by the jurisdiction of its incorporation or formation, dated not more than ten calendar days prior to the Closing Date.

                  (j) Resolutions. Certified copies of resolutions adopted by the Board of Directors of each of the ANICOM ENTITIES authorizing the execution of this Agreement and consummation of the Contemplated Transactions.

                  (k)  Further   Instruments.   Such  further   instruments   of
         assignment, conveyance or transfer or other documents of further assurance as the TEXCAN ENTITIES may reasonably request.

            All documents and instruments delivered to the TEXCAN ENTITIES shall be in form and substance reasonably satisfactory to McCarthy Tetrault, counsel for the TEXCAN ENTITIES.

9.       [Intentionally omitted]


10.      Indemnification; Remedies.

         10.1 Survival. All representations and warranties in this Agreement and any certificate or document delivered pursuant to this Agreement will survive the Closing until the second anniversary of the Closing Date, except that the representations and warranties in Sections 4.21 and 4.22 will survive until the fifth anniversary of the Closing Date. The right to indemnification, reimbursement, or other remedy based on such representations and warranties by the TEXCAN ENTITIES or the ANICOM ENTITIES will not be affected or limited by any investigation conducted by the ANICOM ENTITIES or the TEXCAN ENTITIES.

         10.2 Indemnification and Reimbursement by the TEXCAN ENTITIES . Subject to the limitations set forth in this Section 10, the TEXCAN ENTITIES shall jointly and severally indemnify and hold harmless the ANICOM ENTITIES and their respective Related Persons (collectively, the "ANICOM PARTIES") and shall reimburse the ANICOM PARTIES for any Losses arising from or in connection with:

                  (a) any breach of any representation or warranty made by the TEXCAN ENTITIES in or pursuant to this Agreement, or any certificate or document delivered by the TEXCAN ENTITIES pursuant to this Agreement;

                  (b) any breach by the TEXCAN ENTITIES of any covenant or obligation of the TEXCAN ENTITIES in this Agreement;

                  (c) subject,  for greater  certainty,  to Section  10.7(b) and
         Section 10.9, any Specified Liabilities; and

                  (d)      any Excluded Liabilities.

         10.3 Indemnification and Reimbursement by the ANICOM ENTITIES. Subject to the limitations set forth in this Section 10, the ANICOM ENTITIES shall jointly and severally indemnify and hold harmless the TEXCAN PARTIES, and shall reimburse the TEXCAN PARTIES, for any Losses arising from or in connection with
(a) any breach of any representation or warranty made by the ANICOM ENTITIES in or pursuant to this Agreement or in any certificate or document delivered by the ANICOM ENTITIES pursuant to this Agreement, (b) any breach by the ANICOM ENTITIES of any covenant or obligation of the ANICOM ENTITIES in this Agreement,
(c) any Assumed Liability including, without limitation, the Specified Liabilities and (d) operation of the Business by the ANICOM ENTITIES after the Closing.

         10.4 Procedure for Indemnification -- Third Party Claims.

         (a) Promptly after receipt by an indemnified party under Section 10.2 or 10.3 of a written assertion by a third party of a claim to which Section 10.2 or Section 10.3 applies (a "Claim"), such indemnified party shall, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of such Claim with reasonable particularity, but the failure to timely notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice in a timely manner.

         (b) If any Claim referred to in Section 10.4(a) is made against an indemnified party and it gives notice to the indemnifying party of such Claim, the indemnifying party will, unless the Claim involves Taxes, be entitled to participate in the defense of such Claim and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Claim and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Claim and provide indemnification with respect to such Claim), to assume the defense of such Claim with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Claim, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under such Section for any fees of other counsel or any other expenses with respect to the defense of such Claim in each case subsequently incurred by the indemnified party in connection with the defense of such Claim, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Claim, (a) it will be conclusively established for purposes of this Agreement that the claims made in that Claim are within the scope of and subject to indemnification; (b) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (i) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other Claims that may be made against the indemnified party; and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (c) the indemnifying party and, except as set forth in foregoing clause (b), the indemnified party will have no liability with respect to any compromise or settlement of such Claims effected without its consent. If notice is given to an indemnifying party of a Claim and the indemnifying party does not, within thirty days after the indemnified party's notice is given (or such shorter time period as is necessary to respond thereto), give notice to the indemnified party of its election to assume the defense of such Claim, the indemnifying party will be bound by any determination with respect to said Claim or any compromise or settlement effected by the indemnified party.

         (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Claim may adversely affect it or its respective Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Claim, but the indemnifying party will not be bound by any determination of a Claim so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

         10.5 Procedure for Indemnification -- Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         10.6 Escrow. Without limiting the ANICOM PARTIES' right after the term of the Escrow Agreement or after the depletion of the full amount of the escrow proceeds thereunder, any amounts owed by the TEXCAN ENTITIES to the ANICOM PARTIES pursuant to this Section 10 and subject to the terms hereof shall be first paid from the escrow pursuant to the terms of the Escrow Agreement.

         10.7     Basket.

                  (a) The TEXCAN ENTITIES shall not be required to indemnify and hold harmless the ANICOM PARTIES pursuant to this Agreement for any Losses under Section 10.2(a) until such Losses have a value, in the aggregate, of U.S.$250,000, at which time the full amount of any such Losses shall then be owed.

                  (b) The TEXCAN ENTITIES shall not be required to indemnify and hold harmless the ANICOM PARTIES pursuant to this Agreement for any Losses under Section 10.2(c) except and to the extent set forth below:
         (i) with respect to Claims relating to Specified Liabilities (A) in connection with that certain products liability claim involving Northland Forest Products and the fire at its plant or (B) described in the Managers' Questionnaires, of which none of Ronald Stern, Norm Drewlo, J. Keith Vancoughnett or Kevin Karr had actual current knowledge as of the date hereof but if such persons had actual current knowledge of such matter as of the date hereof, such knowledge would have made the applicable one or more representations or warranties of the TEXCAN ENTITIES herein untrue or incorrect, 80% of the full amount of any such Losses) shall be owed; and (ii) with respect to Claims relating to Specified Liabilities of which none of Ronald Stern, Norm Drewlo, J. Keith Vancoughnett or Kevin Karr had actual current knowledge as of the date hereof and which were not expressly disclosed in the Schedules hereto or in the Managers' Questionnaire (the "Unknown Liabilities") no amount shall be owed until such Losses have a value, in the aggregate, of U.S.$750,000, at which time 50% of the full amount of any such Losses then be owed, and 50% of the full amount of any Losses thereafter shall be owed.

                  (c) The ANICOM ENTITIES shall not be required to indemnify and hold harmless the TEXCAN PARTIES pursuant to this Agreement for any Losses under Section 10.3(a) until such Losses have a value, in the aggregate, of U.S.$250,000, at which time the full amount of any such Losses shall then be owed.

         10.8 Cap. Neither the ANICOM ENTITIES nor the TEXCAN ENTITIES shall be required to indemnify and hold harmless the other party pursuant to this Agreement for any Losses if and to the extent such Losses, together with all other Losses previously paid by such party, exceed U.S.$7,500,000 in the aggregate (the "Cap"); provided however, that the obligations of (a) the TEXCAN ENTITIES with respect to Section 10.2(b), Section 10.2(c) and Section 10.2(d) and (b) the ANICOM ENTITIES with respect to Section 10.3(b), Section 10.3(c) and
Section 10.3(d) and under Section 10.3(a) solely with respect to Section 5.5, shall not be subject to the Cap.

         10.9 Other Limitations. The amount of any Losses shall be calculated net of any resulting net insurance recovery (including net of any increase in insurance premiums which may arise therefrom) actually received by the indemnified party on account of such Losses, and, with respect to Losses relating to Specified Liabilities, the TEXCAN ENTITIES' indemnification obligation hereunder shall not apply to Claims which have not been asserted by written notice delivered to the TEXCAN ENTITIES on or prior to September 21, 2000.

11. Certain Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

         "ANICOM Material Adverse Effect" means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of the ANICOM ENTITIES, taken as a whole.

         "Bank Indebtedness" means the aggregate liability of all of the TEXCAN ENTITIES to CIBC, net of positive cash balances, including deposits in transit, checks or other items or disbursements issued but not yet cleared and properly accrued interest payable (net of interest due) all as accurately and completely recorded in the accounts of the TEXCAN ENTITIES.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which either United States or Canadian federally chartered commercial banks are required or authorized by applicable law or executive order to close.

 .

        "Canadian Employee Benefit Plans" means any written employee benefit plans, programs, agreements or arrangements for employees of TEXCAN CN in Canada of any kind or nature whatsoever, including, but not limited to, all health or other medical, life, disability or other insurance (whether insured or self-insured), supplementary unemployment benefit, pension, retirement and supplementary retirement plan, program, agreement or arrangement, but excluding any plans, programs or arrangements maintained, contributed to or provided pursuant to any applicable Legal Requirement or any Government Entity in Canada.

         "Canadian   GAAP"  means   Canadian   generally   accepted   accounting
principles, consistently applied.

         "Canadian Tax Act" means the Income Tax Act (Canada).

         "CIBC" means the Canadian Imperial Bank of Commerce.

         "Consent" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including, but not limited to:

                    (a) the purchase of all of the Purchased Assets by the ANICOM ENTITIES and the payment of the Purchase Price therefor, including issuance of the Purchase Shares;

                    (b) the execution, delivery, and performance of the Other TEXCAN Documents and the Other ANICOM Documents; and

                    (c) the  performance  by the ANICOM  ENTITIES and the TEXCAN
         ENTITIES of their respective covenants and obligations under this Agreement.

         "Contract" means any written agreement, contract, obligation, promise, understanding, arrangement or undertaking (whether express or implied) that is legally binding.

         "Effective  Date" has the  meaning  ascribed  to such  term in  Section
2.1(a).

         "Employee Benefit Plans" means U.S. Employee Benefit Plans and/or Canadian Employee Benefit Plans, as the context requires.

         "Employment Obligations" shall mean, with respect to the TEXCAN ENTITIES, (i) accrued but unpaid wages, salary, bonuses, benefits and vacation and sick pay payable to current employees (other than Ronald Stern or Kevin
Karr), to the extent included in the Assumed Liabilities and (ii) severance pay, termination pay, reasonable notice of termination of employment or pay in lieu of such notice, damages for wrongful dismissal or other employee benefits or

Claims, including overtime pay, public holiday pay and vacation pay, payable to any Continued Employee or any Discontinued Employee, whether arising or accruing prior to or after the Closing, and (ii) any applicable obligation to give advance notice of the Contemplated Transactions to any employee of the TEXCAN ENTITIES.

         "Encumbrance" means any claim, encumbrance, pledge, charge, security interest, equitable interest, collateral assignments, bonds for deed, mortgages, hypothecations, assessments, option, right of first refusal or preemptive right, condition, or other restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership.

         "Environmental Legal Requirements" means, with respect to a Person, all applicable Legal Requirements existing as of the Closing Date relating to public health and safety, and pollution and protection of human health and the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss.9601 et seq., the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. ss.6901 et seq., the Emergency Planning and Community Right-to-Know Act ("Right- to-Know Act"), 42 U.S.C. ss.11001 et seq., the Clean Air Act ("CAA"), 42 U.S.C. ss.7401 et seq., the Federal Water Pollution Control Act ("Clean Water Act"), 33 U.S.C. ss.1251 et seq., the Toxic Substances Control Act ("TSCA"), 15 U.S.C. ss.2601 et seq., the Safe Drinking Water Act, 42 U.S.C. ss.300f et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. ss.1801, and similar Canadian federal, provincial or other Legal Requirements, all as amended, and any regulations, binding and enforceable rules, ordinances adopted promulgated pursuant thereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "First Person", as used in the definitions set forth in this Article 11, means the Person as to whom the subject term is being defined.

         "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Government Entity or pursuant to any Legal Requirement.

         "Government Entity" means any governmental authority, body or agency (whether federal, state, provincial, county, city, municipal, local or otherwise, including, but not limited to, any instrumentality, division, agency or department thereof).

         "Hazardous Substances" means any pollutant or contaminant (as that term is defined in 42 U.S.C. ss.9601(33) or another applicable Environmental Legal Requirement), toxic pollutant (as that term is defined in 33 U.S.C. ss.1362(13) or another applicable Environmental Legal Requirement), hazardous substance (as that term is defined in 42 U.S.C. ss.ss.9601 et seq. and the regulations promulgated thereunder or another applicable Environmental Legal Requirement), hazardous chemical (as that term is defined by 29 C.F.R. ss.1910.1200(c) or another applicable Environmental Legal Requirement), hazardous waste (as that term is defined in 42 U.S.C. ss.6903(5)), radioactive material, including, but not limited to, any naturally occurring radioactive material, any source, special nuclear or by-product material as defined in 42 U.S.C. ss.ss.2011 et seq. or another applicable Environmental Legal Requirement, friable asbestos and asbestos containing material, polychlorinated biphenyls over 50 parts per million, petroleum and petroleum waste, including crude oil or any petroleum derived substance, waste or breakdown or decomposition product thereof, or any constituent of any such petroleum substance or waste, or any substance or material which because of its toxicity, corrosiveness, ignitability, reactivity or infectious characteristics poses a threat to human health or the environment and which is subject to any Environmental Legal Requirements.

         "Intellectual Property" means all proprietary information, all trademarks, service marks, trade dress, trade names and corporate names; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing and all other proprietary rights relating to the production, sale or service of products and the conduct of the Business.

         "Legal Requirement" means, with respect to a Person, any federal, state, provincial, local, municipal, foreign, or other constitution, ordinance, regulation, statute, treaty, or other law adopted, enacted, implemented, or promulgated by or under the authority of any Government Entity or by the eligible voters of any jurisdiction, and any written and enforceable agreement, approval, consent, condition, injunction, judgment, license, order, or permit by or with any Government Entity and to which the Person is a party or by which the Person is bound.

         "Losses" means any and all liabilities, obligations, duties, demands, claims, actions, causes of action, assessments, losses, costs, damages, deficiencies, taxes, fines or expenses, including, but not limited to, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing, but expressly excluding consequential damages.

         "Organizational Documents" means, (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (iii) any amendment to any of the foregoing.

         "Permitted Bank Indebtedness" means, at the date as of which any determination is being made, the Bank Indebtedness outstanding as of such date, which amount shall not exceed U.S.$39,000,000 in the aggregate.

         "Permitted Encumbrance" means the following Encumbrances:

                  (a) Encumbrances relating to the Permitted Bank Indebtedness as of the Closing Time;

                  (b) Encumbrances for Taxes, assessments and other governmental charges not yet due and payable or due but not delinquent, and in each case, to be accrued on the Closing Statement;

                  (c) mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like Encumbrances arising or incurred in the ordinary course of business and relating to obligations to be accrued on the Closing Statement;

                  (d) reservations, limitations, provisos and conditions expressed in any original grant of land and other minor imperfections of title that do not affect the use thereof as contemplated by the Business;

                  (e) the provisions of governing municipal by-laws, including those relating to zoning;

                  (f) any rights of expropriation, access or use, or any other similar rights conferred or reserved by or in any federal, state or provincial statutes; and

                  (g) the Encumbrances set forth on Schedule 8.2(h)(1).

         "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, unlimited liability company or other entity or any Government Entity.

         "Related Person" with respect to a particular individual means:

                  (a) each other member of such individual's Family; and

                  (b) any Person that is, directly or indirectly, controlled by any one or more members of such individual's Family.

         With respect to a specified Person, other than an individual, any Person that, directly or indirectly, controls, is controlled by, or is under common control with such specified Person.

         For purposes of this definition, the "Family" of an individual includes
(i) such individual, (ii) the individual's spouse and former spouses, (iii) any lineal ancestor or lineal descendant of the individual, or (iv) a trust for the benefit of the foregoing. A Person will be deemed to control another Person, for purposes of this definition, if the first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management policies of the second Person, (x) through the ownership of voting securities,
(y) through common directors, trustees or officers, or (z) by contract or otherwise.

         "Securities Legal Requirements" means, with respect to a Person, all applicable Legal Requirements relating to the issuance, ownership or sale or transfer of securities including, but not limited to, the U.S. Securities Act, the Securities Exchange Act of 1934, as amended, and any state or provincial securities or "blue sky" Legal Requirements.

         "Specified Liabilities" shall mean Losses arising from or with respect to (A) any patent, trademark, copyright or other Intellectual Property claims,
(B) any labor or employment claims (including, without limitation, sexual harassment claims and age, sex and other discrimination claims but excluding any severance or termination costs arising as a result of the Closing), (C) any claims involving the pollution or contamination of the environment, including air, land and water or health and safety claims (including, without limitation, occupational health and safety claims) of any employee of TEXCAN ENTITIES, (D) any product liability claims, (E) any other pending action, suit, proceeding or governmental investigation, whether existing at the Closing Date or not, in each case arising out of or relating to the conduct of one or more of the TEXCAN ENTITIES in the ordinary course of business at any time on or prior to the Closing Date and (F) a U.S. Employee Benefit Plan (other than a plan listed on
Schedule 4.23(a)(i)) which Loss is not accrued for in the Closing Statement.

         "Tax" or "Taxes" means all taxes, charges, withholdings, fees, levies or other assessments, including, but not limited to, all net income, gross income, gross receipts, real or personal property, tollgate, capital, net worth, sales, use, ad valorem, goods and services, transfer, franchise, profits, license, leasing, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, services, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, including, but not limited to, any liquidated damages assessed pursuant to a customs bond, together with any interest and any penalties, additions to tax or additional amounts imposed by any federal, state, provincial, local or other taxing authority, domestic or foreign, whether paid directly thereto or to any other Person.

         "Tax Returns" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any taxing authority or other Government Entity in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "TEXCAN ENTITIES' Knowledge" means, at all times prior to the date hereof, the actual current knowledge of Ronald Stern, Norm Drewlo, J. Keith Vancoughnett and Kevin Karr.

         "TEXCAN Material Adverse Effect" means any event, change or effect that is materially adverse to the financial condition or results of operations of the TEXCAN ENTITIES, determined on a combined basis.

         "U.S. Code" means the United States Internal Revenue Code of 1986, as amended.

         "U.S. Employee Benefit Plans" means any written employee benefit plans, programs or arrangements for employees of TEXCAN U.S. in the United States of any kind or nature whatsoever, whether or not pursuant to any applicable Legal Requirement of any Government Entity in the United States or otherwise, including, but not limited to, any personnel plan (including vacation time, holiday pay and sick leave); material fringe benefit plan; medical, life, health, dental or disability benefit plan, excess benefit plan, top hat benefit plan; or pension and employment benefit plan.

         "U.S.   GAAP"  means  United  States  generally   accepted   accounting
principles, consistently applied.

         "U.S. Securities Act" means the United States Securities Act of 1933, as amended.

12.      Miscellaneous

         12.1 Assignment. This Agreement shall not be assigned by any party without the prior written consent of the other party, provided, however, that
(a) the TEXCAN ENTITIES hereby consent to the assignment by the ANICOM ENTITIES of their benefits hereunder (i) to the lenders of the ANICOM ENTITIES as security for borrowings, (ii) to any Related Persons of one or more of the ANICOM ENTITIES, and (iii) to any successor in interest or purchaser of all or substantially all of the Business from the ANICOM ENTITIES and (b) the ANICOM ENTITIES hereby consent to the assignment by the TEXCAN ENTITIES of their benefits hereunder (i) to the lenders of TEXCAN ENTITIES as security for borrowings, (ii) to any Related Persons of one or more of the TEXCAN ENTITIES and (iii) to any successor in interest or purchaser of all or substantially all of the assets of the TEXCAN ENTITIES, provided, that in each such case under clauses (a) and (b) of this Section 12.1 any such assignee assumes all of the obligations of the assignor hereof. Such assignments, however, shall not release any party from its duties and obligations under this Agreement. Subject to the foregoing, this Agreement shall be for the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

         12.2 Choice of Law; Consent to Jurisdiction; Attornment. This Agreement shall be construed in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the law of the Province of Ontario and of Canada applicable therein, and the parties hereto irrevocably consent to the personal jurisdiction of the Province of Ontario with respect thereto. For the purpose of all legal proceedings, this Agreement will be deemed to have been performed in the Province of Ontario and the courts of the Province of Ontario will have jurisdiction to entertain any action arising under this Agreement. Each of the ANICOM ENTITIES and of the TEXCAN ENTITIES hereby attorns to the jurisdiction of the courts of the Province of Ontario.

        12.3     Appointment of Agent for Service.

         (a) Each of the ANICOM ENTITIES hereby nominates, constitutes and appoints Stikeman, Elliott (the "ANICOM Agent"), Barristers and Solicitors, of the City of Toronto its true and lawful agent to accept service of process and to receive all lawful notices in respect of any action arising under this Agreement (other than any notice that is to be given by one party hereto to another pursuant to Section 12.4). Until due and lawful notice of the appointment of another and subsequent agent in the Province of Ontario has been given to and accepted by the ANICOM Agent, service of process or of papers and such notices upon the ANICOM Agent will be accepted by each of the ANICOM ENTITIES as sufficient service.

         (b) Each of the TEXCAN ENTITIES hereby nominates, constitutes and appoints McCarthy Tetrault (the "TEXCAN Agent"), Barristers and Solicitors, of the City of Toronto its true and lawful agent to accept service of process and to receive all lawful notices in respect of any action arising under this Agreement (other than any notice that is to be given by one party hereto to another pursuant to Section 12.4). Until due and lawful notice of the appointment of another and subsequent agent in the Province of Ontario has been given to and accepted by the TEXCAN Agent, service of process or of papers and such notices upon the TEXCAN Agent will be accepted by each of the TEXCAN ENTITIES as sufficient service.

         12.4 Notices. All notices, demands and requests required or permitted to be given hereunder shall in every case be in writing and shall be deemed duly given when (a) delivered personally, (b) when sent by telecopier, provided that a copy is sent by means described in clause (c) or (d) hereof, (c) five (5) Business Days after being deposited in the United States or Canadian mail, registered or certified mail, return receipt requested, or (d) one (1) Business Day after being dispatched by an overnight courier service nationally recognized in both U.S. and Canada (such as Federal Express), to the parties at the addresses as set forth below or at such other addresses as may be furnished in writing:

                  If to the ANICOM ENTITIES:
                                            Anicom, Inc.
                                            6133 N. River Road
                                            Suite 1000
                                            Rosemont, Illinois 60018
                                            Attention:         Gregory E. Fix
                                            Telecopy No.:      847/518-8777

                  With a copy to:
                                            Katten Muchin & Zavis
                                            525 West Monroe Street
                                            Suite 1600
                                            Chicago, Illinois  60661-3693
                                            Attention:     Jeffrey R. Patt, Esq.
                                            Telecopy No.:  312/902-1061

                  If to the TEXCAN ENTITIES:
                                            Tricontinental Industries, Ltd.
                                            Suite 650
                                            375 Water Street
                                            Vancouver, British Columbia
                                            Canada V6B 5C6
                                            Attention:  Ronald Stern
                                            Telecopy No.: 604/681-8861
                  With a copy to:
                                            McCarthy Tetrault
                                            TD Bank Tower
                                            Toronto-Dominion Center
                                            Suite 4700
                                            Toronto, Ontario M5K 1E6
                                            Attention:  W. Iain Scott, Esq.
                                            Telecopy No.:  416-868-0673

         12.5 Post-Closing. As soon as practicable after the Closing, the TEXCAN ENTITIES shall deliver to the ANICOM ENTITIES certificates of payment issued by the provinces in which the TEXCAN ENTITIES conduct business, other than Ontario, to the effect that all requisite sales taxes have been paid by the TEXCAN ENTITIES.

         12.6 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

         12.7 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other.

         12.8 Expenses With Respect to Transaction. Except as expressly set forth herein, each of the ANICOM ENTITIES and the TEXCAN ENTITIES shall pay all fees, costs and expenses incurred by it in connection with this Agreement and the Contemplated Transactions, including, but not limited to, the fees and expenses of their attorneys, accountants and other consultants and agents.

         12.9 Completeness of Agreement. This Agreement, and the Schedules hereto and the other documents referred to or provided for herein represent the entire contract among the parties with respect to the subject matter hereof, supersede all prior agreements between the parties including, without limitation, the Letter of Intent, dated August 6, 1998, between ANICOM and the TEXCAN ENTITIES, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof.

         12.10 Amendment and Waiver. This Agreement may be amended, or any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in writing executed by such party. The waiver of any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

         12.11 Preamble; Preliminary Recitals. The Preliminary Recitals set forth in the Preamble hereto are hereby incorporated and made a part of this Agreement.

         12.12 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

         12.13 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement, such third parties specifically including, but not limited to, any employees of any of the TEXCAN ENTITIES.

         12.14 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

                             ANICOM, INC.


                             By:      /s/ DONALD C. WELCHKO
                                      ---------------------
                             Title:   Vice President and Chief Financial Officer
                                      ------------------------------------------


                             ANICOM MULTIMEDIA WIRING SYSTEMS
                             INCORPORATED


                             By:      /s/ DONALD C. WELCHKO
                                      ---------------------
                             Title:   Vice President and Chief Financial Officer
                                      ------------------------------------------



                             TEXCAN CABLES INC.


                             By:      /s/ KEVIN D. KARR
                                      -----------------
                             Title:   Vice President - Finance
                                      ------------------------


                             TEXCAN CABLES INTERNATIONAL, INC.


                             By:      /s/ KEVIN D. KARR
                                      -----------------
                             Title:   Vice President - Finance
                                      ------------------------


                             TEXCAN CABLES LIMITED


                             By:      /s/ KEVIN D. KARR
                                      -----------------
                             Title:   Vice President - Finance
                                      ------------------------

                            GLOSSARY OF DEFINED TERMS

                                                                  Page
                                                                  ----
Agreement..........................................................-6-
ANICOM   ..........................................................-6-
ANICOM ACQUISITION CN..............................................-6-
ANICOM ENTITIES....................................................-6-
ANICOM ENTITY......................................................-6-
TEXCAN CABLE.......................................................-6-
TEXCAN INTERNATIONAL...............................................-6-
TEXCAN U.S.........................................................-6-
TEXCAN CN..........................................................-6-
TEXCAN ENTITIES....................................................-6-
TEXCAN ENTITY......................................................-6-
Business ..........................................................-6-
Purchased Assets...................................................-7-
Tangible Personal Property.........................................-7-
Inventory..........................................................-7-
Excluded Assets....................................................-8-
Purchase Price.....................................................-9-
Outstanding Check Funds...........................................-10-
Common Shares.....................................................-10-
Preferred Shares..................................................-10-
Purchase Shares...................................................-10-
Harris   .........................................................-10-
Escrow Agreement..................................................-10-
TEXCAN Notional Equity............................................-10-
Closing Statement.................................................-11-
September Income Statement........................................-11-
Expert Notice.....................................................-11-
Independent Accounting Firm.......................................-11-
IRS      .........................................................-13-
Accounts Payable..................................................-14-
Assumed Liabilities...............................................-14-
Transaction Documents.............................................-15-
Excluded Liabilities..............................................-15-
Third Party Guaranties............................................-15-
Other TEXCAN Documents............................................-15-
HSR Act  .........................................................-16-
Competition Act...................................................-16-
Government Filings................................................-16-
TEXCAN Consents...................................................-16-
TEXCAN CN Financial Statements....................................-17-
TEXCAN U.S. Financial Statements..................................-17-

                                                                  Page
                                                                  ----
Interim Balance Sheet.............................................-19-
Permits  .........................................................-21-
Scheduled U.S. Plans..............................................-24-
Scheduled Canadian Plans..........................................-25-
Scheduled Plans...................................................-25-
Other ANICOM Documents............................................-27-
SEC      .........................................................-28-
ANICOM SEC Reports................................................-28-
Rights   .........................................................-29-
Non-Union Employees...............................................-31-
Union Employees...................................................-31-
Continued Employee................................................-31-
Continued Employees...............................................-31-
Discontinued Employee.............................................-32-
Discontinued Employees............................................-32-
Statutory Termination Date........................................-32-
Statutory Notice Period...........................................-32-
Restricted Area...................................................-34-
TEXCAN PARTIES....................................................-34-
Confidential Information..........................................-35-
Manager Questionnaire.............................................-37-
Closing  .........................................................-40-
Closing Date......................................................-40-
Assignment and Assumption Agreements..............................-40-
Registration Rights Agreement.....................................-40-
ANICOM PARTIES....................................................-43-
Unknown Liabilities...............................................-45-
Cap      .........................................................-46-
ANICOM Material Adverse Effect....................................-46-
Bank Indebtedness.................................................-46-
Business Day......................................................-46-
Canadian Employee Benefit Plans...................................-46-
Canadian GAAP.....................................................-47-
Canadian Tax Act..................................................-47-
CIBC     .........................................................-47-
Consent  .........................................................-47-
Contemplated Transactions.........................................-47-
Contract .........................................................-47-
Effective Date....................................................-47-
Employee Benefit Plans............................................-47-
Employment Obligations............................................-47-
Encumbrance.......................................................-47-

                                                                  Page
                                                                  ----
Environmental Legal Requirements..................................-48-
ERISA    .........................................................-48-
First Person......................................................-48-
Governmental Authorization........................................-48-
Government Entity.................................................-48-
Hazardous Substances..............................................-48-
Intellectual Property.............................................-49-
Legal Requirement.................................................-49-
Losses   .........................................................-49-
Organizational Documents..........................................-49-
Permitted Bank Indebtedness.......................................-49-
Permitted Encumbrance.............................................-49-
Person   .........................................................-50-
Related Person....................................................-50-
Securities Legal Requirements.....................................-50-
Specified Liabilities.............................................-50-
Tax      .........................................................-51-
Taxes    .........................................................-51-
Tax Returns.......................................................-51-
TEXCAN ENTITIES' Knowledge........................................-51-
TEXCAN Material Adverse Effect....................................-51-
U.S. Code.........................................................-51-
U.S. Employee Benefit Plans.......................................-51-
U.S. GAAP.........................................................-52-
U.S. Securities Act...............................................-52-
ANICOM Agent......................................................-52-
TEXCAN Agent......................................................-53-

Accounts Payable...................................................  7
Accounts Receivable................................................ 12
Agreement..........................................................  1
ANICOM.............................................................  1
ANICOM PARTIES..................................................... 35
ANICOM ACQUISITION CN..............................................  1
ANICOM ENTITY......................................................  1
ANICOM ENTITIES....................................................  1
ANICOM SEC Reports................................................. 21
ANICOM Material Adverse Effect..................................... 38
Assigned Contract.................................................. 13
Assigned Contracts................................................. 13
Assignment and Assumption Agreements............................... 32
Assumed Liabilities................................................  8

                                                                  Page
                                                                  ----
Bank Indebtedness.................................................. 38
Business Day....................................................... 38
Business Real Estate............................................... 14
Business...........................................................  1
Canadian Employee Benefit Plans.................................... 38
Canadian Tax Act................................................... 39
Canadian GAAP...................................................... 39
Cap................................................................ 38
Cash Payment.......................................................  4
Claim.............................................................. 39
Closing............................................................ 31
Closing Date....................................................... 31
Closing Statement..................................................  5
Common Shares......................................................  4
Competition Act....................................................  9
Confidential Information........................................... 27
Consent............................................................ 39
Contemplated Transactions.......................................... 39
Continued Employees................................................ 24
Continued Employee................................................. 24
Contract........................................................... 39
Discontinued Employees............................................. 24
Discontinued Employee.............................................. 24
Effective Date.....................................................  4
Effective Date..................................................... 39
Employee Benefit Plans............................................. 39
Employment Obligations............................................. 39
Encumbrance........................................................ 40
Environmental Legal Requirements................................... 40
ERISA.............................................................. 40
Escrow Agreement...................................................  4
Excluded Assets....................................................  3
Excluded Liabilities...............................................  8
Expert Notice......................................................  5
First Person....................................................... 40
Government Filings.................................................  9
Government Entity.................................................. 40
Governmental Authorization......................................... 40
Harris.............................................................  4
Hazardous Substances............................................... 40
HSR Act............................................................  9
Independent Accounting Firm........................................  5

                                                                  Page
                                                                  ----
Intellectual Property.............................................. 41
Interim Balance Sheet.............................................. 12
Inventory..........................................................  2
IRS................................................................  7
Legal Requirement.................................................. 41
Lender............................................................. 33
Losses............................................................. 41
Manager Questionnaire.............................................. 29
Non-Union Employees................................................ 24
Organizational Documents........................................... 41
Other TEXCAN Documents.............................................  9
Other ANICOM Documents............................................. 20
Permits............................................................ 14
Permitted Bank Indebtedness........................................ 41
Permitted Termination.............................................. 34
Permitted Encumbrance.............................................. 41
Person............................................................. 42
Plan Affiliate..................................................... 42
Preferred Shares...................................................  4
Purchase Price.....................................................  4
Purchase Shares....................................................  4
Purchased Assets...................................................  1
Registration Rights Agreement...................................... 32
Related Person..................................................... 42
Restricted Area.................................................... 26
Rights............................................................. 22
Scheduled U.S. Plans............................................... 17
Scheduled Canadian Plans........................................... 18
Scheduled Plans.................................................... 18
SEC................................................................ 21
Securities Legal Requirements...................................... 43
September Income Statement.........................................  5
Specified Liabilities.............................................. 43
Statements.........................................................  5
Statutory Termination Date......................................... 24
Statutory Notice Period............................................ 24
Tangible Personal Property.........................................  2
Tax Returns........................................................ 43
Tax................................................................ 43
Taxes.............................................................. 43
TEXCAN Consents....................................................  9
TEXCAN Financial Statements........................................ 10

                                                                  Page
                                                                  ----
TEXCAN Notional Equity.............................................  4
TEXCAN CABLE.......................................................  1
TEXCAN ENTITIES....................................................  1
TEXCAN U.S.........................................................  1
TEXCAN CN..........................................................  1
TEXCAN Material Adverse Effect..................................... 43
TEXCAN ENTITY......................................................  1
TEXCAN INTERNATIONAL...............................................  1
TEXCAN ENTITIES' Knowledge......................................... 43
TEXCAN PARTIES..................................................... 26
Transaction Documents..............................................  8
U.S. Code.......................................................... 43
U.S. Securities Act................................................ 44
U.S. GAAP.......................................................... 44
U.S. Employee Benefit Plans........................................ 44
Uncleared Checks...................................................  8
Union Employees.................................................... 24
Unknown Liabilities................................................ 37
































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




                                List of Schedules
                                -----------------

         The following is a list describing the contents of the omitted Schedules. The Registrant hereby agrees to furnish supplementally a copy of any omitted Schedule to the Commission upon request.


Schedule 1.2               Investments of the Texcan Entities

Schedule 2.4               Allocation of Purchase Price

Schedule 4.1               Directors and Officers of the Texcan Entities

Schedule 4.3               Conflicts

Schedule 4.13              Contracts

Schedule 4.14(a)           Business Real Estate

Schedule 4.15              Intellectual Property

Schedule 4.18              Litigation

Schedule 4.19              Collective Bargaining Agreement

Schedule 4.23(a)(i)        U.S. Employee Benefit Plans

Schedule 4.23(b)(i)        Canadian Employee Benefit Plans

Schedule 4.23(b)(ii)       Description of Scheduled Canadian Plans

Schedule 4.25 Independent Sales Representative of Texcan Cables International, Inc.

Schedule 4.26              Insurance Claims

Schedule 4.28 Interests of the Texcan Entities in Competitors, Suppliers or Customers

Schedule 6.5(c)            Restricted Persons under Non-Competition Clause

Schedule 8.2(h)(1)         Permitted Encumbrances

Schedule 8.2(h)(2)         Certain Encumbrances







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